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      OPPENHEIMER                                    ANNUAL
      MAIN STREET(R) GROWTH                          REPORT
      & INCOME FUND                              AUGUST 31, 2002

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[GRAPHIC OMITTED]
HAND LOGO ART

Fund Highlights

Performance Update

Investment Strategy Discussion

Listing of Individual Investments

"THE TOP-DOWN MODEL THAT PREDICTS PERFORMANCE BY MARKET-CAPITALIZATION RANGES
WAS PARTICULARLY USEFUL. THROUGHOUT THE 12-MONTH PERIOD, THIS MODEL
CONSISTENTLY
SUGGESTED THAT SMALLER STOCKS WERE LIKELY TO PERFORM BETTER THAN LARGER ONES."

[GRAPHIC OMITTED]
OPPENHEIMERFUNDS(R)
The Right Way to Invest

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REPORT HIGHLIGHTS
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[BEGIN SIDEBAR]
    Contents

  1 Letter to Shareholders

  3 An Interview
    with your Fund's Managers

  8 Fund Performance

 13 FINANCIAL
    STATEMENTS

 41 INDEPENDENT
    AUDITORS' REPORT

 42 Federal
    Income Tax
    Information

 43 Directors and Officers

 48 Privacy Policy Notice
[END SIDEBAR]

FUND OBJECTIVE

Oppenheimer Main Street(R) Growth & Income Fund seeks a high total return.

FUND HIGHLIGHT

The Fund's Class A shares ranked 60 of 878 funds in the Lipper Large Cap Core
Fund category, placing it in the first quartile for the one year period ended
8/31/02.(1)

----------------------------------
AVERAGE ANNUAL TOTAL RETURNS*

          For the 1-Year Period
          Ended 8/31/02

          Without      With
          Sales Chg.   Sales Chg.
----------------------------------
Class A     -12.90%      -17.91%
----------------------------------
Class B     -13.58%      -17.89%
----------------------------------
Class C     -13.58%      -14.45%
----------------------------------
Class N     -13.15%      -14.01%
----------------------------------
Class Y     -12.74%
----------------------------------

 SHARES OF OPPENHEIMER FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF ANY BANK, ARE
NOT GUARANTEED BY ANY BANK, ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY,
AND
INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT
INVESTED.

 *SEE NOTES ON PAGE 12 FOR FURTHER DETAILS.

1. Source: Lipper, Inc. Lipper rankings are based on total returns, but do not consider sales charges. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

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LETTER TO SHAREHOLDERS
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[GRAPHIC OMITTED]
JAMES C. SWAIN PIC

[GRAPHIC OMITTED]
JOHN V. MURPHY PIC

JAMES C. SWAIN
Chairman
Oppenheimer
Main Street(R) Growth &
Income Fund

JOHN V. MURPHY
President
Oppenheimer
Main Street(R) Growth &
Income Fund

Dear Shareholder,

As we near the end of 2002, global tensions and economic challenges that began in 2001 continue to impact events around the world and in the financial markets.
When it comes to investing, words like trust, experience and consistency have never been more meaningful.

   Recently, accounting scandals and an overall lack of investor confidence in corporate America have weakened the stock market and caused the prices of many individual securities to drop sharply during the period. On the other hand, the
overall bond market has provided some positive returns and stability, helping to
provide investors with a safe haven from the equity markets. Not surprisingly, many investors are unsure what their next step should be and where they should turn to invest their money.

   Despite the continued challenges, there are signs of a moderate recovery in the U.S. economy. Rooted in a combination of low inflation and little pressure on the Federal Reserve Board to raise interest rates, business conditions are slowly improving, and we believe the prospects for long-term investors look bright. With that said, we expect the economy and markets to return to historical levels and not the exaggerated growth levels that typified the late
1990s and early 2000s.

   Now more than ever, investors can see on two levels the fundamental advantage
of mutual funds: diversification. Investors can diversify their portfolios by investing among several types of funds to reduce short-term risks. The right asset allocation among equity and fixed-income funds can help cushion an

1 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
LETTER TO SHAREHOLDERS
--------------------------------------------------------------------------------

investor's portfolio from tough market conditions. Secondly, mutual funds, while
certainly not immune to volatility and declines in either the equity or fixed-income markets, offer clear-cut advantages over direct ownership of individual securi ties. Because fund portfolios often contain a number of different investments, one security's poor performance usually does not have a dramatic effect on the fund as a whole.

   Your financial advisor is also an equally important player on your team of investment professionals. Even if you consult with your advisor on a regular basis, now may be a good time to make sure that your portfolio still reflects the right mix of investments to help you reach your long-term goals.

   We at OppenheimerFunds appreciate and thank you for your continued trust as we strive toward our ongoing goal of investment excellence. To us, this is not a
phrase uttered lightly. It's a commitment to providing shareholders with world-class asset management, top-quality service and strong fund performance over time. In other words, it's what makes OppenheimerFunds THE RIGHT WAY TO
INVEST.

Sincerely,
/S/ SIGNATURE
James C. Swain
John V. Murphy
September 23, 2002

THESE GENERAL MARKET VIEWS REPRESENT OPINIONS OF OPPENHEIMERFUNDS, INC.
AND ARE NOT INTENDED TO PREDICT PERFORMANCE OF THE SECURITIES MARKETS OR ANY
PARTICULAR FUND. SPECIFIC INFORMATION THAT APPLIES TO YOUR FUND IS CONTAINED
IN
THE PAGES THAT FOLLOW.

2 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
AN INTERVIEW WITH YOUR FUND'S MANAGERS
--------------------------------------------------------------------------------

[BEGIN SIDEBAR]
PORTFOLIO
MANAGEMENT TEAM
Charles Albers
Nikolaos Monoyios
[END SIDEBAR]

Q

HOW DID OPPENHEIMER MAIN STREET GROWTH & INCOME FUND PERFORM OVER THE 12-MONTH
PERIOD THAT ENDED AUGUST 31, 2002?

A. Relative to our benchmarks and our peers
we had a tremendous year. Oppenheimer Main Street Growth & Income Fund without sales charge outperformed the S&P 500 Index and its peer group average during the reporting period.(1) However, our mission is not to simply replicate the market rate of return. Our mission is to try to exceed it without taking an undue amount of risk. In any single year that may seem a modest accomplishment,
however, it is very tough to do over the long term.

   We attribute the Fund's good relative performance to three primary factors.
First and most significant, our highly disciplined stock ranking system enabled
us to select large-cap stocks that generally provided higher returns than the market averages. Second, we effectively managed the risks of investing through broad diversification and by applying disciplined portfolio construction techniques. We remained fully invested throughout the reporting period, investing in more than 550 individual stocks. Finally, we minimized the effects
of transaction costs on performance by employing highly efficient trading strategies for purchases and sales.

HOW WAS THE FUND MANAGED IN LIGHT OF THE PERIOD'S DIFFICULT MARKET CONDITIONS?

It is important to understand that our investment approach does not change with
market conditions. Regardless of whether stocks are in favor among investors
or
temporarily out of favor, we use the same quantitative, statistical models to rank stocks and identify investment opportunities. This consistent approach gives us an objective view of each stock's future prospects, and it allows us to
disregard the "market noise" that often distracts other investors.

1. The Fund's performance is compared to the one year return for the period ended 8/31/02 of the S&P 500 Index, -17.99%, and the average of the 878 funds in
the Lipper Large Cap Core Fund category, -16.63%. While index comparisons may be
useful to provide a benchmark for the Fund's performance, it must be noted
that
the index performance does not predict future Fund returns or depict the
Fund's
allocations.

3 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
AN INTERVIEW WITH YOUR FUND'S MANAGERS
--------------------------------------------------------------------------------
[BEGIN SIDEBAR]
 OUR HIGHLY DISCIPLINED, QUANTITATIVE INVESTMENT APPROACH ENABLED US TO
DISREGARD MARKET NOISE AND FOCUS ON HIGH QUALITY COMPANIES UNDER CHALLENGING
MARKET CONDITIONS.
[END SIDEBAR]

   There are a few things that have helped us a lot over the last year. First, our models have been pretty effective by providing us with a sophisticated way of helping to discriminate the good stocks from the bad ones. Second, we made some good portfolio management decisions along the way. Our models give us a direction, but they don't run the funds, we do, and we believe our experience helped us weather difficult markets. Third, we diversify our portfolios among as
many as 600 stocks at a time, which helps limit our exposure to any single name.
The last 12 months have been marked by some spectacular corporate blow-ups and it has really paid to be diversified.

   Our disciplined investment process relies on sophisticated quantitative models to evaluate statistics related to more than 3,000 individual stocks.
Developed and fine-tuned over more than two decades, these models look first at
a variety of market and economic data to determine which areas of the stock market offer the best prospects. For example, the models help us decide whether
to emphasize mega-cap stocks or companies at the lower end of the large-cap market's capitalization range. Other top-down models attempt to evaluate the potential effects of seasonal factors and other market forces.

   Next, we subject each stock to "bottom up" quantitative analysis utilizing
a
number of different predictive factors. In addition to valuation and momentum measures, these models take into account special considerations such as the effects of spin-offs, stock buy-backs, new stock offerings and acquisitions.
Each stock receives a ranking based upon this multifactor analysis. We subject the highest-ranking stocks to a comprehensive evaluation of such factors as the
quality of management, competitive forces and legal or accounting issues.

4 OPPENHEIMER MAIN STREET(R) GROWTh & INCOME FUND

   It is important for investors to remember that historically, making money in
the US stock market has been mostly a function of time. Absolute returns come to
investors who hold stocks for long periods of time. Over the short-term all you
really see is the volatility associated with owning stocks. So we think it is essential to focus on long-term results versus the short term.

WHICH OF THE MANY FACTORS MEASURED BY THE STATISTICAL MODELS CONTRIBUTED MOST
TO
THE FUND'S GOOD RELATIVE PERFORMANCE?
The top-down model that predicts performance by market-capitalization ranges was
particularly useful. Throughout the 12-month period, this model consistently suggested that smaller stocks were likely to perform better than larger ones.
Accordingly, we generally de-emphasized investments in mega-cap stocks
(market
capitalizations of $44 billion or more) and focused on those at the lower end of
the large-cap range ($8 billion to $43 billion). As a result, the Fund's average
market capitalization was consistently lower than that of the S&P 500 Index, ranging from 72% to 84% of the benchmark's average market cap during the period.

   However, the bulk of the difference between the Fund's and benchmark's returns was derived from our bottom-up stock scoring models. Individual security
selection was particularly effective in the Consumer Discretionary, Health
Care
and Financial industry sectors. The way in which we apportioned assets among the
ten major economic sectors also boosted the Fund's relative performance.
Especially beneficial was the Fund's below-average exposure to Information
Technology and Telecommunications stocks, as well as its overweighting of
Energy
stocks.

[BEGIN SIDEBAR]
------------------------------
AVERAGE ANNUAL
TOTAL RETURNS WITH
SALES CHARGE

For the Periods Ended 9/30/02(2)

Class A
1-Year  5-Year 10-Year
------------------------------
-21.51% -2.12% 11.04%

Class B        Since
1-Year  5-Year Inception
------------------------------
-21.49% -2.00%  6.71%

Class C        Since
1-Year  5-Year Inception
------------------------------
-18.16% -1.70%  6.35%

Class N        Since
1-Year  5-Year Inception
------------------------------
-17.76% N/A   -18.15%

Class Y        Since
1-Year  5-Year Inception
------------------------------
-16.57% -0.78%  3.77%
------------------------------
[END SIDEBAR]

2. See Notes on page 12 for further details.

5 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
AN INTERVIEW WITH YOUR FUND'S MANAGERS
--------------------------------------------------------------------------------

WAS THE FUND AFFECTED BY THE ACCOUNTING SCANDALS THAT DOMINATED THE HEADLINES
DURING THE PERIOD?

As a large-cap core investment, the same forces that influence the large-cap stock market generally affect the Fund. With that said, however, our quantitative models helped us avoid most of the individual stocks that were most
severely affected by the recent scandals. That's because our models incorporate
measures of quality into their stock rankings. For example, our models emphasize
cash flow profitability over reported earnings, so the Fund was relatively immune to the accounting tricks that allowed some companies to artificially inflate their accounting earnings. Similarly, our models tend to assign lower rankings to companies involved in large numbers of mergers and acquisitions, helping us to avoid companies that used such strategies to maintain their growth
rates, often unsuccessfully. In those rare cases in which Fund holdings were affected by the scandals, their impact on performance was minimized by our portfolio construction rules, which limit any single stock to just 0.60% above the stock's weight in the investible universe relative to its weight in the benchmark S&P 500 Index.

WHAT ARE THE MODELS PREDICTING NOW AND HOW IS THE FUND CURRENTLY POSITIONED?

Our top-down models continue to suggest that smaller stocks within the large-cap
universe are more attractive than larger ones, but by a slimmer margin than previously. These models have also continued to point us to higher quality stocks, including relatively mature companies with consistent levels of earnings
and dividend stability.

   Our bottom-up stock scoring system indicates that the most compelling opportunities can currently be found among reasonably valued stocks in economically sensitive industry groups, such as Energy, Basic Materials and
Industrial companies. By the same token, it has assigned lower rankings to stocks in traditional high-growth areas, such as Health Care and Information
Technology.

6 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

   As always, we remain fully invested in stocks, and we seek to reduce risks through broad diversification and a disciplined approach to portfolio construction. These principles have historically served us well in good markets
and bad, and they are central to what makes Oppenheimer Main Street Growth &
Income Fund part of THE RIGHT WAY TO INVEST.

                               [GRAPHIC OMITTED]
          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PORTFOLIO ALLOCATION(3)

 Stocks          98.2%
 Cash
 Equivalents      1.8

TOP TEN COMMON STOCK HOLDINGS(4)

Exxon Mobil Corp.                                        2.7%
--------------------------------------------------------------
Microsoft Corp.                                          2.6
--------------------------------------------------------------
General Electric Co.                                     2.5
--------------------------------------------------------------
Wal-Mart Stores, Inc.                                    2.3
--------------------------------------------------------------
Citigroup, Inc.                                          1.8
--------------------------------------------------------------
Pfizer, Inc.                                             1.7
--------------------------------------------------------------
Bank of America Corp.                                    1.7
--------------------------------------------------------------
Merck & Co., Inc.                                        1.5
--------------------------------------------------------------
Verizon Communications, Inc.                             1.3
--------------------------------------------------------------
Coca-Cola Co. (The)                                      1.3
--------------------------------------------------------------

TOP FIVE COMMON STOCK INDUSTRIES(4)

Banks                                                    8.8%
--------------------------------------------------------------
Oil & Gas                                                8.0
--------------------------------------------------------------
Insurance                                                7.7
--------------------------------------------------------------
Diversified Financials                                   6.4
--------------------------------------------------------------
Pharmaceuticals                                          5.8
--------------------------------------------------------------

3. Portfolio is subject to change. Percentages are as of August 31, 2002, and are based on total market value of investments.

4. Portfolio is subject to change. Percentages are as of August 31, 2002, and are based on net assets.

7 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
FUND PERFORMANCE
--------------------------------------------------------------------------------

HOW HAS THE FUND PERFORMED? BELOW IS A DISCUSSION BY OPPENHEIMERFUNDS, INC.,
OF
THE FUND'S PERFORMANCE DURING ITS FISCAL YEAR ENDED AUGUST 31, 2002, FOLLOWED
BY
A GRAPHICAL COMPARISON OF THE FUND'S PERFORMANCE TO AN APPROPRIATE BROAD-BASED
MARKET INDEX.

MANAGEMENT'S DISCUSSION OF PERFORMANCE. During the fiscal year that ended August 31, 2002, Oppenheimer Main Street Growth & Income Fund's
performance was strongly influenced by its disciplined, quantitative-oriented investment approach. The statistical models developed and employed by the
Fund's
portfolio managers accurately suggested that smaller stocks in the large-cap range would outperform larger ones. The Fund's bottom-up stock ranking system accounted for approximately 80% of the Fund's excess returns compared to the benchmark, and was most effective within the Consumer Discretionary, Health
Care
and Financial sectors. Sector allocation, which is also driven by the Fund's bottom-up stock scoring models, added the balance of the excess relative returns
by reducing exposure to the Information Technology and Telecommunication
Services sectors and increasing exposure to Energy stocks. As a result, the
Fund's performance for the 12-month period was better than those of its benchmark, the S&P 500 Index, and the average of its peer group, the Lipper
Large Cap Core category. The Fund's holdings, allocations and management strategies are subject to change.

COMPARING THE FUND'S PERFORMANCE TO THE MARKET. The graphs that follow show the
performance of a hypothetical $10,000 investment in each class of shares of the
Fund held until August 31, 2002. In the case of Class A shares, performance is
measured over a ten-year period; in the case of Class B shares, from the inception of the Class on October 3, 1994; in the case of Class C shares, from
the inception of the Class on December 1, 1993; and in the case of Class Y shares, from the inception of the Class on November 1, 1996. In the case of
Class N shares, performance is measured from inception of the Class on March
1, 2001. The graphs reflect the deduction of the maximum initial sales charge on
Class A shares and the applicable contingent deferred sales charge for Class
B,
Class C, and Class N shares and reinvestment of all dividends and capital distributions.

   The Fund's performance is compared to the performance of the Standard &
Poor's (S&P) 500 Index. The S&P 500 Index is a broad based index of equity securities widely regarded as a general measurement of the performance of the
U.S. equity securities market. Index performance reflects the reinvestment of dividends but does not consider the effect of capital gains or transaction costs, and none of the data in the graphs shows the effect of taxes. The
Fund's
performance reflects the effects of Fund business and operating expenses.
While
index comparisons may be useful to provide a benchmark for the Fund's performance, it must be noted that the Fund's investments are not limited to the
securities in the S&P 500 Index, which tend to be securities of larger, well-capitalized companies.

8 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

CLASS A SHARES

COMPARISON OF CHANGE IN VALUE OF $10,000 HYPOTHETICAL INVESTMENTS IN:

                         [GRAPHIC OMITTED]
    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       Oppenheimer Main Street
                         Growth & Income Fund
                              (Class A)           S&P 500 Index
                          ----------------       ---------------

    06/30/1992                   9,425                10,000
    09/30/1992                   9,699                10,315
    12/31/1992                  12,324                10,834
    03/31/1993                  13,332                11,306
    06/30/1993                  13,797                11,361
    09/30/1993                  15,768                11,653
    12/31/1993                  16,684                11,923
    03/31/1994                  16,643                11,472
    06/30/1994                  15,774                11,520
    09/30/1994                  16,695                12,082
    12/31/1994                  16,429                12,080
    03/31/1995                  17,729                13,255
    06/30/1995                  19,011                14,518
    09/30/1995                  20,671                15,671
    12/31/1995                  21,484                16,614
    03/31/1996                  22,690                17,505
    06/30/1996                  23,243                18,290
    08/31/1996(1)               22,487                17,852
    11/30/1996                  25,335                20,839
    02/28/1997                  26,215                21,872
    05/31/1997                  27,679                23,584
    08/31/1997                  29,478                25,104
    11/30/1997                  30,839                26,778
    02/28/1998                  33,313                29,524
    05/31/1998                  35,153                30,814
    08/31/1998                  30,562                27,142
    11/30/1998                  36,575                33,120
    02/28/1999                  38,850                35,358
    05/31/1999                  41,081                37,295
    08/31/1999                  42,365                37,947
    11/30/1999                  43,431                40,040
    02/29/2000                  43,655                39,504
    05/31/2000                  45,994                41,200
    08/31/2000                  49,883                44,135
    11/30/2000                  41,545                38,348
    02/28/2001                  40,038                36,267
    05/31/2001                  41,146                36,854
    08/31/2001                  37,485                33,377
    11/30/2001                  37,380                33,665
    02/28/2002                  37,095                32,819
    05/31/2002                  37,153                31,755
    08/31/2002                  32,648                27,373

AVERAGE ANNUAL TOTAL RETURNS OF CLASS A SHARES OF THE FUND AT 8/31/02(2)
1-YEAR  -17.91%   5-YEAR  0.86%   10-YEAR  12.47%

CLASS B SHARES

COMPARISON OF CHANGE IN VALUE OF $10,000 HYPOTHETICAL INVESTMENTS IN:

                          [GRAPHIC OMITTED]
    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       Oppenheimer Main Street
                         Growth & Income Fund
                              (Class B)           S&P 500 Index
                          ----------------       ---------------

    10/03/1994                  10,000                10,000
    12/31/1994                   9,846                 9,998
    03/31/1995                  10,599                10,971
    06/30/1995                  11,341                12,017
    09/30/1995                  12,305                12,971
    12/31/1995                  12,766                13,751
    03/31/1996                  13,459                14,489
    06/30/1996                  13,762                15,138
    08/31/1996(1)               13,293                14,776
    11/30/1996                  14,951                17,248
    02/28/1997                  15,439                18,103
    05/31/1997                  16,273                19,521
    08/31/1997                  17,297                20,778
    11/30/1997                  18,063                22,164
    02/28/1998                  19,473                24,437
    05/31/1998                  20,505                25,505
    08/31/1998                  17,792                22,466
    11/30/1998                  21,259                27,414
    02/28/1999                  22,540                29,265
    05/31/1999                  23,787                30,869
    08/31/1999                  24,485                31,408
    11/30/1999                  25,056                33,141
    02/29/2000                  25,129                32,697
    05/31/2000                  26,428                34,101
    08/31/2000                  28,607                36,530
    11/30/2000                  23,811                31,741
    02/28/2001                  22,947                30,018
    05/31/2001                  23,582                30,504
    08/31/2001                  21,484                27,626
    11/30/2001                  21,424                27,864
    02/28/2002                  21,260                27,164
    05/31/2002                  21,294                26,283
    08/31/2002                  18,712                22,657

AVERAGE ANNUAL TOTAL RETURNS OF CLASS B SHARES OF THE FUND AT 8/31/02(2)
1-YEAR -17.89%  5-YEAR 0.99%  SINCE INCEPTION 8.24%

1. The Fund changed its fiscal year end from June to August.
2. See Notes on page 12 for further details.

9 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
FUND PERFORMANCE
--------------------------------------------------------------------------------

CLASS C SHARES

COMPARISON OF CHANGE IN VALUE OF $10,000 HYPOTHETICAL INVESTMENTS IN:

                         [GRAPHIC OMITTED]
    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       Oppenheimer Main Street
                         Growth & Income Fund
                              (Class C)           S&P 500 Index
                          ----------------       ---------------

    12/01/1993                  10,000                10,000
    12/31/1993                  10,467                10,121
    03/31/1994                  10,415                 9,738
    06/30/1994                   9,856                 9,778
    09/30/1994                  10,412                10,256
    12/31/1994                  10,225                10,254
    03/31/1995                  11,011                11,251
    06/30/1995                  11,790                12,324
    09/30/1995                  12,791                13,302
    12/31/1995                  13,269                14,103
    03/31/1996                  13,993                14,859
    06/30/1996                  14,308                15,525
    08/31/1996(1)               13,825                15,153
    11/30/1996                  15,544                17,689
    02/28/1997                  16,056                18,566
    05/31/1997                  16,917                20,020
    08/31/1997                  17,982                21,309
    11/30/1997                  18,782                22,731
    02/28/1998                  20,254                25,061
    05/31/1998                  21,326                26,157
    08/31/1998                  18,505                23,040
    11/30/1998                  22,105                28,114
    02/28/1999                  23,437                30,013
    05/31/1999                  24,740                31,658
    08/31/1999                  25,460                32,211
    11/30/1999                  26,055                33,988
    02/29/2000                  26,137                33,533
    05/31/2000                  27,481                34,972
    08/31/2000                  29,754                37,463
    11/30/2000                  24,733                32,552
    02/28/2001                  23,793                30,785
    05/31/2001                  24,402                31,283
    08/31/2001                  22,192                28,332
    11/30/2001                  22,086                28,576
    02/28/2002                  21,875                27,858
    05/31/2002                  21,867                26,955
    08/31/2002                  19,178                23,236

AVERAGE ANNUAL TOTAL RETURNS OF CLASS C SHARES OF THE FUND AT 8/31/02(2)
1-YEAR -14.45%  5-YEAR 1.30%   SINCE INCEPTION 7.73%

CLASS N SHARES

COMPARISON OF CHANGE IN VALUE OF $10,000 HYPOTHETICAL INVESTMENTS IN:

                         [GRAPHIC OMITTED]
    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       Oppenheimer Main Street
                         Growth & Income Fund
                              (Class N)           S&P 500 Index
                          ----------------       ---------------

    03/01/2001                  10,000                10,000
    05/31/2001                  10,259                10,162
    08/31/2001                   9,339                 9,203
    11/30/2001                   9,307                 9,283
    02/28/2002                   9,229                 9,049
    05/31/2002                   9,235                 8,756
    08/31/2002                   8,031                 7,548

AVERAGE ANNUAL TOTAL RETURNS OF CLASS N SHARES OF THE FUND AT 8/31/02(2)
1-YEAR  -14.01%   SINCE INCEPTION   -13.60%

10 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

CLASS Y SHARES

COMPARISON OF CHANGE IN VALUE OF $10,000 HYPOTHETICAL INVESTMENTS IN:

                          [GRAPHIC OMITTED]
    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      Oppenheimer Main Street
                         Growth & Income Fund
                              (Class Y)           S&P 500 Index
                          ----------------       ---------------

    11/01/1996                  10,000                10,000
    11/30/1996                  10,623                10,755
    02/28/1997                  11,007                11,288
    05/31/1997                  11,632                12,172
    08/31/1997                  12,398                12,957
    11/30/1997                  12,976                13,821
    02/28/1998                  14,025                15,238
    05/31/1998                  14,804                15,904
    08/31/1998                  12,879                14,009
    11/30/1998                  15,418                17,094
    02/28/1999                  16,375                18,249
    05/31/1999                  17,333                19,249
    08/31/1999                  17,882                19,585
    11/30/1999                  18,339                20,666
    02/29/2000                  18,443                20,389
    05/31/2000                  19,432                21,264
    08/31/2000                  21,101                22,779
    11/30/2000                  17,583                19,792
    02/28/2001                  16,949                18,718
    05/31/2001                  17,422                19,021
    08/31/2001                  15,877                17,226
    11/30/2001                  15,843                17,375
    02/28/2002                  15,728                16,939
    05/31/2002                  15,763                16,389
    08/31/2002                  13,854                14,128

AVERAGE ANNUAL TOTAL RETURNS OF CLASS C SHARES OF THE FUND AT 8/31/02(2)
1-YEAR -12.74%   5-YEAR 2.25%   SINCE INCEPTION 5.75%

THE PERFORMANCE INFORMATION FOR THE S&P 500 INDEX IN THE GRAPHS BEGINS ON
6/30/92 FOR CLASS A, 9/30/94 FOR CLASS B, 11/30/93 FOR CLASS C, 2/28/01 FOR
CLASS N, AND 10/31/96 FOR CLASS Y.

2. See Notes on page 12 for further details.

PAST PERFORMANCE CANNOT GUARANTEE FUTURE RESULTS. GRAPHS ARE NOT DRAWN TO SAME
SCALE.

11 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
NOTES
--------------------------------------------------------------------------------

IN REVIEWING PERFORMANCE AND RANKINGS, PLEASE REMEMBER THAT PAST PERFORMANCE
CANNOT GUARANTEE FUTURE RESULTS. INVESTMENT RETURN AND PRINCIPAL VALUE OF AN
INVESTMENT IN THE FUND WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN
REDEEMED, MAY BE WORTH MORE OR LESS THAN THE ORIGINAL COST. BECAUSE OF ONGOING
MARKET VOLATILITY, THE FUND'S PERFORMANCE MAY BE SUBJECT TO SUBSTANTIAL
FLUCTUATIONS, AND CURRENT PERFORMANCE MAY BE MORE OR LESS THAN THE RESULTS
SHOWN. FOR UPDATES ON THE FUND'S PERFORMANCE, VISIT OUR WEBSITE AT
WWW.OPPENHEIMERFUNDS.COM.

Total returns and the ending account values in the graphs include changes in share price and reinvestment of dividends and capital gains distributions in a hypothetical investment for the periods shown. The Fund's total returns shown do
not reflect the deduction of income taxes on an individual's investment. Taxes may reduce your actual investment returns on income or gains paid by the Fund
or
any gains you may realize if you sell your shares. For more complete information
about the Fund, including charges, expenses and risks, please refer to the prospectus. To obtain a copy, call your financial advisor, call
OppenheimerFunds
Distributor, Inc. at 1.800.CALL OPP (1.800.225.5677) or visit the
OppenheimerFunds website at WWW.OPPENHEIMERFUNDS.COM. Read the prospectus carefully before you invest or send money.

CLASS A shares of the Fund were first publicly offered on 2/3/88. Class A returns include the current maximum initial sales charge of 5.75%.

CLASS B shares of the Fund were first publicly offered on 10/3/94. Class B returns include the applicable contingent deferred sales charge of 5% (1-year)
and 2% (5-year). Because Class B shares convert to Class A shares 72 months after purchase, the "since inception" return for Class B uses Class A performance for the period after conversion. Class B shares are subject to an annual 0.75% asset-based sales charge.

CLASS C shares of the Fund were first publicly offered on 12/1/93. Class C returns include the contingent deferred sales charge of 1% for the 1-year period. Class C shares are subject to an annual 0.75% asset-based sales charge.

CLASS N shares of the Fund were first publicly offered on 3/1/01. Class N shares
are offered only through retirement plans. Unless otherwise noted, Class N returns include the contingent deferred sales charge of 1% (since inception)
if
redeemed within the first 18 months. Class N shares are subject to an annual
0.25% asset-based sales charge.

CLASS Y shares of the Fund were first publicly offered on 11/1/96. Class Y shares are offered only to certain institutional investors under special agreements with the Distributor.

An explanation of the calculation of performance is in the Fund's Statement of
Additional Information.

12 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS  August 31, 2002
--------------------------------------------------------------------------------

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 COMMON STOCKS--98.0%
--------------------------------------------------------------------------------
 CONSUMER DISCRETIONARY--15.8%
--------------------------------------------------------------------------------
 AUTO COMPONENTS--0.8%
 Aftermarket Technology
 Corp.(1)                                              185,000  $   2,869,350
--------------------------------------------------------------------------------
 American Axle &
 Manufacturing
 Holdings, Inc.(1)                                      97,800      2,909,550
--------------------------------------------------------------------------------
 ArvinMeritor, Inc.                                    168,200      3,934,198
--------------------------------------------------------------------------------
 Borg-Warner
 Automotive, Inc.                                      165,500      9,969,720
--------------------------------------------------------------------------------
 Cooper Tire &
 Rubber Co.                                            171,500      3,580,920
--------------------------------------------------------------------------------
 Dana Corp.                                            551,200      9,337,328
--------------------------------------------------------------------------------
 Delphi Corp.                                        1,242,300     12,112,425
--------------------------------------------------------------------------------
 Goodyear Tire &
 Rubber Co.                                            427,300      5,777,096
--------------------------------------------------------------------------------
 Johnson
 Controls, Inc.                                         38,000      3,279,020
--------------------------------------------------------------------------------
 Lear Corp.(1)                                         547,600     25,518,160
--------------------------------------------------------------------------------
 Superior Industries
 International, Inc.                                    79,200      3,807,936
--------------------------------------------------------------------------------
 Tower
 Automotive, Inc.(1)                                   122,500        976,325
                                                               --------------
                                                                   84,072,028

--------------------------------------------------------------------------------
 AUTOMOBILES--1.2%
 Ford Motor Co.                                      4,885,226     57,499,110
--------------------------------------------------------------------------------
 General
 Motors Corp.                                        1,528,100     73,134,866
--------------------------------------------------------------------------------
 Harley-Davidson,
 Inc.                                                  146,200      7,197,426
--------------------------------------------------------------------------------
 Winnebago
 Industries, Inc.                                       37,100      1,416,849
                                                               --------------
                                                                  139,248,251

--------------------------------------------------------------------------------
 HOTELS, RESTAURANTS & LEISURE--1.7%
 AFC
 Enterprises, Inc.(1)                                    7,300        165,053
--------------------------------------------------------------------------------
 Alliance Gaming
 Corp.(1)                                               12,700        193,040
--------------------------------------------------------------------------------
 Applebee's
 International, Inc.                                   225,825      5,015,573
--------------------------------------------------------------------------------
 Boyd Gaming
 Corp.(1)                                               21,800        355,340
--------------------------------------------------------------------------------
 Brinker
 International, Inc.(1)                                887,900     24,612,588

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------

 HOTELS, RESTAURANTS & LEISURE Continued
 CEC Entertainment,
 Inc.(1)                                               196,100  $  7,161,572
--------------------------------------------------------------------------------
 Choice Hotels
 International, Inc.(1)                                 39,400       913,686
--------------------------------------------------------------------------------
 Darden
 Restaurants, Inc.                                   1,069,800    27,418,974
--------------------------------------------------------------------------------
 GTech Holdings
 Corp.(1)                                              471,700     9,033,055
--------------------------------------------------------------------------------
 Harrah's
 Entertainment, Inc.(1)                                114,000     5,419,560
--------------------------------------------------------------------------------
 Hilton Hotels Corp.                                   249,700     2,874,047
--------------------------------------------------------------------------------
 Mandalay
 Resort Group(1)                                        50,200     1,511,020
--------------------------------------------------------------------------------
 Marriott International,
 Inc., Cl. A                                           116,700     3,819,591
--------------------------------------------------------------------------------
 McDonald's Corp.                                    2,094,700    49,770,072
--------------------------------------------------------------------------------
 MGM Mirage, Inc.(1)                                   213,100     7,562,919
--------------------------------------------------------------------------------
 P.F. Chang's
 China Bistro, Inc.(1)                                  98,000     3,100,720
--------------------------------------------------------------------------------
 Panera Bread
 Co., Cl. A(1)                                         173,000     4,906,280
--------------------------------------------------------------------------------
 Papa John's
 International, Inc.(1)                                 36,700     1,109,808
--------------------------------------------------------------------------------
 Park Place
 Entertainment Corp.(1)                                  379,200    3,545,520
--------------------------------------------------------------------------------
 Rare Hospitality
 International, Inc.(1)                                 12,600       328,986
--------------------------------------------------------------------------------
 Royal Caribbean
 Cruises Ltd.                                          111,200     1,968,240
--------------------------------------------------------------------------------
 Ruby Tuesday, Inc.                                    552,900    11,024,826
--------------------------------------------------------------------------------
 Ryan's Family
 Steak Houses, Inc.(1)                                 169,050     2,015,076
--------------------------------------------------------------------------------
 Starbucks Corp.(1)                                    448,700     9,018,870
--------------------------------------------------------------------------------
 Wendy's
 International, Inc.                                   337,300    12,044,983
                                                               -------------
                                                                 194,889,399

--------------------------------------------------------------------------------
 HOUSEHOLD DURABLES--2.5%
 American Greetings
 Corp., Cl. A                                          484,600     8,092,820
--------------------------------------------------------------------------------
 Beazer Homes
 USA, Inc.(1)                                          108,800     6,982,784
--------------------------------------------------------------------------------
 Black & Decker
 Corp.                                                  72,600     3,257,562
--------------------------------------------------------------------------------
 Centex Corp.                                          405,500    20,473,695
--------------------------------------------------------------------------------

13 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 HOUSEHOLD DURABLES Continued
 Cooper Industries
 Ltd., Cl. A                                           600,500  $ 19,648,360
--------------------------------------------------------------------------------
 Fortune
 Brands, Inc.                                          379,300    19,901,871
--------------------------------------------------------------------------------
 Hovnanian Enterprises,
 Inc., Cl. A(1)                                        173,600     5,402,432
--------------------------------------------------------------------------------
 KB Home                                               653,400    31,330,530
--------------------------------------------------------------------------------
 La-Z-Boy, Inc.                                          8,600       212,850
--------------------------------------------------------------------------------
 Lennar Corp.                                          541,000    28,564,800
--------------------------------------------------------------------------------
 M.D.C.
 Holdings, Inc.                                         30,300     1,218,060
--------------------------------------------------------------------------------
 Maytag Corp.                                          329,200    10,745,088
--------------------------------------------------------------------------------
 Meritage Corp.(1)                                      62,900     2,259,368
--------------------------------------------------------------------------------
 NVR, Inc.(1)                                           89,200    26,447,800
--------------------------------------------------------------------------------
 Pulte Homes, Inc.                                     414,815    19,803,268
--------------------------------------------------------------------------------
 Ryland Group,
 Inc. (The)                                            671,000    28,618,150
--------------------------------------------------------------------------------
 Snap-On, Inc.                                           8,100       228,906
--------------------------------------------------------------------------------
 Standard Pacific
 Corp.                                                 110,500     2,911,675
--------------------------------------------------------------------------------
 Toll Brothers, Inc.(1)                                831,600    20,790,000
--------------------------------------------------------------------------------
 Whirlpool Corp.                                       484,000    26,770,040
                                                               -------------
                                                                 283,660,059

--------------------------------------------------------------------------------
 LEISURE EQUIPMENT & PRODUCTS--0.8%
 Action Performance
 Cos., Inc.(1)                                         184,100     5,959,317
--------------------------------------------------------------------------------
 Brunswick Corp.                                       627,200    15,335,040
--------------------------------------------------------------------------------
 Eastman Kodak Co.                                   1,411,200    43,098,048
--------------------------------------------------------------------------------
 Hasbro, Inc.                                          791,200    10,404,280
--------------------------------------------------------------------------------
 Mattel, Inc.                                          355,600     6,909,308
--------------------------------------------------------------------------------
 Nautilus Group,
 Inc. (The)(1)                                         233,500     7,404,285
--------------------------------------------------------------------------------
 Polaris
 Industries, Inc.                                       62,100     4,555,035
                                                               -------------
                                                                  93,665,313

--------------------------------------------------------------------------------
 MEDIA--1.0%
 AOL Time
 Warner, Inc.(1)                                     1,365,027    17,267,592
--------------------------------------------------------------------------------
 Belo Corp., Cl. A                                      51,600     1,184,220
--------------------------------------------------------------------------------
 Gannett Co., Inc.                                     682,800    51,865,488
--------------------------------------------------------------------------------
 Harte-Hanks, Inc.                                     202,650     4,164,457
--------------------------------------------------------------------------------
 Havas, ADR                                            104,555       496,636

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------

 MEDIA Continued
 Knight-Ridder, Inc.                                   138,300  $  8,398,959
--------------------------------------------------------------------------------
 Liberty Media
 Corp., Cl. A(1)                                       436,700     3,650,812
--------------------------------------------------------------------------------
 Marvel
 Enterprises, Inc.(1)                                   83,400       421,170
--------------------------------------------------------------------------------
 R.H. Donnelley
 Corp.(1)                                              106,100     2,637,646
--------------------------------------------------------------------------------
 Readers Digest
 Assn., Inc. (The),
 Cl. A, Non-Vtg.                                        30,500       520,940
--------------------------------------------------------------------------------
 Tribune Co.                                            91,800     3,828,978
--------------------------------------------------------------------------------
 Viacom, Inc., Cl. B(1)                                  548,248    22,313,694
                                                               -------------
                                                                 116,750,592

--------------------------------------------------------------------------------
 MULTILINE RETAIL--3.9%
 BJ's Wholesale
 Club, Inc.(1)                                         144,100     3,537,655
--------------------------------------------------------------------------------
 Costco Wholesale
 Corp.(1)                                              741,100    24,760,151
--------------------------------------------------------------------------------
 Dillard's, Inc., Cl. A                                379,700     9,325,432
--------------------------------------------------------------------------------
 Federated Department
 Stores, Inc.(1)                                       897,400    32,216,660
--------------------------------------------------------------------------------
 Kohl's Corp.(1)                                       116,500     8,122,380
--------------------------------------------------------------------------------
 May Department
 Stores Co.                                            360,800    10,582,264
--------------------------------------------------------------------------------
 Nordstrom, Inc.                                       141,100     2,727,463
--------------------------------------------------------------------------------
 Penney (J.C.) Co.,
 Inc. (Holding Co.)                                  1,228,600    21,328,496
--------------------------------------------------------------------------------
 Sears Roebuck
 & Co.                                               1,182,500    53,815,575
--------------------------------------------------------------------------------
 Shopko Stores, Inc.(1)                                103,100     1,480,516
--------------------------------------------------------------------------------
 Target Corp.                                          422,600    14,452,920
--------------------------------------------------------------------------------
 Wal-Mart
 Stores, Inc.                                        4,994,400   267,100,512
                                                               -------------
                                                                 449,450,024

--------------------------------------------------------------------------------
 SPECIALTY RETAIL--3.3%
 AnnTaylor
 Stores Corp.(1)                                       390,500    10,426,350
--------------------------------------------------------------------------------
 AutoNation, Inc.(1)                                   668,600     8,825,520
--------------------------------------------------------------------------------
 Blockbuster,
 Inc., Cl. A                                           253,000     5,755,750
--------------------------------------------------------------------------------
 Borders
 Group, Inc.(1)                                        155,800     2,938,388
--------------------------------------------------------------------------------
 Christopher
 & Banks Corp.(1)                                      272,500     7,929,750

14 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 SPECIALTY RETAIL Continued
 Circuit City Stores, Inc./
 Circuit City Group                                    180,000  $  2,509,200
--------------------------------------------------------------------------------
 Deb Shops, Inc.                                        10,000       278,100
--------------------------------------------------------------------------------
 Electronics Boutique
 Holdings Corp.(1)                                     120,600     3,467,250
--------------------------------------------------------------------------------
 Foot Locker, Inc.(1)                                  343,900     3,267,050
--------------------------------------------------------------------------------
 Gap, Inc. (The)                                     1,906,000    22,357,380
--------------------------------------------------------------------------------
 Group 1
 Automotive, Inc.(1)                                    39,700     1,083,810
--------------------------------------------------------------------------------
 Hollywood
 Entertainment Corp.(1)                                 25,600       345,600
--------------------------------------------------------------------------------
 Home Depot, Inc.                                    3,210,000   105,705,300
--------------------------------------------------------------------------------
 Hot Topic, Inc.(1)                                    296,350     5,156,490
--------------------------------------------------------------------------------
 Hughes Supply, Inc.                                    67,600     1,942,148
--------------------------------------------------------------------------------
 Limited Brands, Inc.                                1,951,190    29,833,695
--------------------------------------------------------------------------------
 Lowe's Cos., Inc.                                     685,700    28,374,266
--------------------------------------------------------------------------------
 Men's Wearhouse,
 Inc. (The)(1)                                          19,100       360,990
--------------------------------------------------------------------------------
 Movie Gallery, Inc.(1)                                 56,900       789,772
--------------------------------------------------------------------------------
 Office Depot, Inc.(1)                               1,175,900    15,192,628
--------------------------------------------------------------------------------
 Pacific Sunwear
 of California, Inc.(1)                                 66,500     1,446,375
--------------------------------------------------------------------------------
 Pep Boys-Manny,
 Moe & Jack                                            125,200     1,777,840
--------------------------------------------------------------------------------
 Pier 1 Imports, Inc.                                  265,000     4,743,500
--------------------------------------------------------------------------------
 RadioShack Corp.                                      147,300     3,209,667
--------------------------------------------------------------------------------
 Ross Stores, Inc.                                     687,600    24,829,236
--------------------------------------------------------------------------------
 Sherwin-
 Williams Co.                                           30,900       834,300
--------------------------------------------------------------------------------
 Staples, Inc.(1)                                      677,700     9,420,030
--------------------------------------------------------------------------------
 Talbots, Inc. (The)                                   305,300     9,516,201
--------------------------------------------------------------------------------
 TJX Cos., Inc. (The)                                2,881,200    56,990,136
--------------------------------------------------------------------------------
 Too, Inc.(1)                                          293,674     6,933,643
--------------------------------------------------------------------------------
 United Auto
 Group, Inc.(1)                                         41,100       653,901
                                                               -------------
                                                                 376,894,266

--------------------------------------------------------------------------------
 TEXTILES & APPAREL--0.6%
 Coach, Inc.(1)                                        152,596     3,758,440
--------------------------------------------------------------------------------
 Kellwood Co.                                           63,500     1,582,420
--------------------------------------------------------------------------------
 Liz Claiborne, Inc.                                   623,300    17,589,526
--------------------------------------------------------------------------------
 Nike, Inc., Cl. B                                     905,600    39,103,808
--------------------------------------------------------------------------------
 Quicksilver, Inc.(1)                                   18,600       416,826

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 TEXTILES & APPAREL Continued
 Reebok
 International Ltd.(1)                                  26,800  $    655,528
--------------------------------------------------------------------------------
 Tommy Hilfiger
 Corp.(1)                                              139,300     1,671,600
--------------------------------------------------------------------------------
 VF Corp.                                               85,400     3,468,094
                                                               -------------
                                                                  68,246,242

--------------------------------------------------------------------------------
 CONSUMER STAPLES--11.4%
--------------------------------------------------------------------------------
 BEVERAGES--2.3%
 Adolph Coors
 Co., Cl. B                                            186,900    11,223,345
--------------------------------------------------------------------------------
 Anheuser-Busch
 Cos., Inc.                                          1,586,900    84,359,604
--------------------------------------------------------------------------------
 Coca-Cola Co.
 (The)                                               2,933,900   149,628,900
--------------------------------------------------------------------------------
 PepsiCo, Inc.                                         489,430    19,356,957
                                                               -------------
                                                                 264,568,806

--------------------------------------------------------------------------------
 FOOD & DRUG RETAILING--1.5%
 Albertson's, Inc.                                   2,048,600    52,689,992
--------------------------------------------------------------------------------
 CVS Corp.                                      `    1,120,300    32,925,617
--------------------------------------------------------------------------------
 Kroger Co. (The)(1)                                 2,103,300    38,027,664
--------------------------------------------------------------------------------
 Safeway, Inc.(1)                                      587,200    15,161,504
--------------------------------------------------------------------------------
 SUPERVALU, Inc.                                       228,100     4,737,637
--------------------------------------------------------------------------------
 Walgreen Co.                                          886,600    30,809,350
                                                               -------------
                                                                 174,351,764

--------------------------------------------------------------------------------
 FOOD PRODUCTS--3.1%
 Archer-Daniels-
 Midland Co.                                         1,029,575    12,550,519
--------------------------------------------------------------------------------
 Campbell Soup Co.                                   1,579,000    36,553,850
--------------------------------------------------------------------------------
 ConAgra Foods, Inc.                                 2,296,200    60,367,098
--------------------------------------------------------------------------------
 Dean Foods Co.(1)                                     151,700     5,741,845
--------------------------------------------------------------------------------
 Dole Food Co., Inc.                                   128,400     3,492,480
--------------------------------------------------------------------------------
 Fresh Del Monte
 Produce, Inc.                                          72,100     1,957,515
--------------------------------------------------------------------------------
 Hershey Foods
 Corp.                                                 399,600    30,269,700
--------------------------------------------------------------------------------
 Interstate
 Bakeries Corp.                                        123,700     3,012,095
--------------------------------------------------------------------------------
 Kellogg Co.                                           624,100    20,071,056
--------------------------------------------------------------------------------
 Kraft Foods, Inc.,
 Cl. A                                               2,583,800   102,757,726
--------------------------------------------------------------------------------
 Ralcorp
 Holdings, Inc.(1)                                       4,800       113,856

15 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 FOOD PRODUCTS Continued
 Sara Lee Corp.                                      1,533,681  $ 28,281,078
--------------------------------------------------------------------------------
 Sensient
 Technologies Corp.                                     57,900     1,295,223
--------------------------------------------------------------------------------
 Smucker Co.,
 J.M. (The)                                             29,124     1,058,657
--------------------------------------------------------------------------------
 Tyson Foods,
 Inc., Cl. A                                           436,200     5,417,604
--------------------------------------------------------------------------------
 Wrigley, William
 Jr. Co.                                               778,300    39,623,253
                                                               -------------
                                                                 352,563,555

--------------------------------------------------------------------------------
 HOUSEHOLD PRODUCTS--1.9%
 Clorox Co. (The)                                    1,169,800    50,371,588
--------------------------------------------------------------------------------
 Colgate-
 Palmolive Co.                                         505,400    27,569,570
--------------------------------------------------------------------------------
 Dial Corp. (The)                                      347,700     7,027,017
--------------------------------------------------------------------------------
 Procter & Gamble
 Corp. (The)                                         1,456,200   129,092,130
                                                               -------------
                                                                 214,060,305

--------------------------------------------------------------------------------
 PERSONAL PRODUCTS--0.9%
 Avon Products, Inc.                                 1,226,000    59,755,240
--------------------------------------------------------------------------------
 Gillette Co.                                        1,393,100    43,924,443
--------------------------------------------------------------------------------
 Oakley, Inc.(1)                                        43,400       568,540
                                                               -------------
                                                                 104,248,223

--------------------------------------------------------------------------------
 TOBACCO--1.7%
 Philip Morris
 Cos., Inc.                                          2,985,000   149,250,000
--------------------------------------------------------------------------------
 R.J. Reynolds
 Tobacco
 Holdings, Inc.                                        775,400    45,624,536
--------------------------------------------------------------------------------
 Universal Corp.                                        51,100     1,959,685
                                                               -------------
                                                                 196,834,221

--------------------------------------------------------------------------------
 ENERGY--8.0%
--------------------------------------------------------------------------------
 ENERGY EQUIPMENT & SERVICES--0.0%
 Helmerich
 & Payne, Inc.                                          76,600     2,792,836
--------------------------------------------------------------------------------
 OIL & GAS--8.0%
 Amerada
 Hess Corp.                                            201,700    14,744,270
--------------------------------------------------------------------------------
 Baytex Energy Ltd.(1)                               1,380,000     6,192,308
--------------------------------------------------------------------------------
 Brown (Tom), Inc.(1)                                1,381,800    33,577,740
--------------------------------------------------------------------------------
 Canadian 88
 Energy Corp.(1),(2)                                 6,539,500    10,060,769

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------

 OIL & GAS Continued
 Canadian Natural
 Resources Ltd.                                      1,599,586  $ 53,011,921
--------------------------------------------------------------------------------
 Chesapeake
 Energy Corp.(1)                                       375,000     2,193,750
--------------------------------------------------------------------------------
 ChevronTexaco
 Corp.                                               1,782,404   136,585,618
--------------------------------------------------------------------------------
 Conoco, Inc.                                        1,172,400    28,782,420
--------------------------------------------------------------------------------
 Devon Energy
 Corp.                                                 341,500    16,050,500
--------------------------------------------------------------------------------
 Encana Corp.                                           48,500     1,423,288
--------------------------------------------------------------------------------
 EOG
 Resources, Inc.                                       700,600    24,408,904
--------------------------------------------------------------------------------
 Exxon Mobil Corp.                                   8,827,096   312,920,553
--------------------------------------------------------------------------------
 Frontier Oil Corp.(2)                               1,856,000    26,448,000
--------------------------------------------------------------------------------
 Kerr-McGee Corp.                                      348,500    16,327,225
--------------------------------------------------------------------------------
 Marathon
 Oil Corp.                                             936,000    23,166,000
--------------------------------------------------------------------------------
 Murphy Oil Corp.                                      381,800    32,701,170
--------------------------------------------------------------------------------
 Occidental
 Petroleum Corp.                                       994,800    29,545,560
--------------------------------------------------------------------------------
 Ocean Energy, Inc.                                    109,200     2,288,832
--------------------------------------------------------------------------------
 Phillips
 Petroleum Co.                                       1,192,460    62,699,547
--------------------------------------------------------------------------------
 Rio Alto Resources
 International, Inc.(1)                                710,050       355,025
--------------------------------------------------------------------------------
 Sunoco, Inc.                                          461,000    16,356,280
--------------------------------------------------------------------------------
 Talisman
 Energy, Inc.                                        1,200,000    49,823,077
--------------------------------------------------------------------------------
 Unocal Corp.                                          292,500     9,672,975
                                                               -------------
                                                                 909,335,732

--------------------------------------------------------------------------------
 FINANCIALS--23.2%
--------------------------------------------------------------------------------
 BANKS--8.8%
 AmSouth Bancorp                                       257,300     5,781,531
--------------------------------------------------------------------------------
 Associated
 Banc-Corp.                                             13,400       466,454
--------------------------------------------------------------------------------
 Astoria Financial
 Corp.                                                 624,300    20,901,564
--------------------------------------------------------------------------------
 Bank of
 America Corp.                                       2,701,200   189,300,096
--------------------------------------------------------------------------------
 Bank of
 Hawaii Corp.                                           26,400       762,432
--------------------------------------------------------------------------------
 Bank of
 New York Co.,
 Inc. (The)                                            170,800     6,003,620

16 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 BANKS Continued
 Bank One Corp.                                      2,192,300  $ 89,774,685
--------------------------------------------------------------------------------
 Banknorth
 Group, Inc.                                           177,700     4,634,416
--------------------------------------------------------------------------------
 Charter One
 Financial, Inc.                                        98,735     3,327,370
--------------------------------------------------------------------------------
 Comerica, Inc.                                        646,400    37,814,400
--------------------------------------------------------------------------------
 Commerce
 Bancorp, Inc.                                          91,500     4,338,015
--------------------------------------------------------------------------------
 Commercial
 Federal Corp.                                          50,000     1,275,000
--------------------------------------------------------------------------------
 Compass
 Bancshares, Inc.                                       19,300       648,287
--------------------------------------------------------------------------------
 Cullen/Frost
 Bankers, Inc.                                          13,500       504,900
--------------------------------------------------------------------------------
 Downey
 Financial Corp.                                        21,100       873,962
--------------------------------------------------------------------------------
 First Tennessee
 National Corp.                                        355,200    13,604,160
--------------------------------------------------------------------------------
 First Virginia
 Banks, Inc.                                            61,050     2,396,823
--------------------------------------------------------------------------------
 FleetBoston
 Financial Corp.                                     2,238,500    54,015,005
--------------------------------------------------------------------------------
 Golden State
 Bancorp, Inc.                                       1,169,200    40,337,400
--------------------------------------------------------------------------------
 Golden West
 Financial Corp.                                       761,400    51,767,586
--------------------------------------------------------------------------------
 Greenpoint
 Financial Corp.                                       570,400    29,090,400
--------------------------------------------------------------------------------
 Hibernia Corp.,
 Cl. A                                                 220,600     4,614,952
--------------------------------------------------------------------------------
 Huntington
 Bancshares, Inc.                                       48,100       971,139
--------------------------------------------------------------------------------
 Independence
 Community Bank
 Corp.                                                 132,000     4,101,240
--------------------------------------------------------------------------------
 Indymac Mortgage
 Holdings, Inc.(1)                                     159,500     3,636,600
--------------------------------------------------------------------------------
 KeyCorp                                             1,955,400    52,463,382
--------------------------------------------------------------------------------
 National City Corp.                                 1,488,400    46,393,428
--------------------------------------------------------------------------------
 New York
 Community
 Bancorp, Inc.                                          77,300     2,412,533
--------------------------------------------------------------------------------
 North Fork
 Bancorporation, Inc.                                  666,200    27,960,414
--------------------------------------------------------------------------------
 PNC Financial
 Services Group                                        794,800    36,632,332

                                                                  MARKET VALUE
                                                        SHARES      SEE NOTE 1
--------------------------------------------------------------------------------
 BANKS Continued
 Regions
 Financial Corp.                                        70,700  $  2,525,404
--------------------------------------------------------------------------------
 Roslyn
 Bancorp, Inc.                                          25,500       567,885
--------------------------------------------------------------------------------
 Sovereign
 Bancorp, Inc.                                         357,400     5,475,368
--------------------------------------------------------------------------------
 SunTrust Banks, Inc.                                  620,000    41,856,200
--------------------------------------------------------------------------------
 TCF Financial Corp.                                    28,100     1,365,660
--------------------------------------------------------------------------------
 U.S. Bancorp                                        3,850,270    82,742,302
--------------------------------------------------------------------------------
 UCBH
 Holdings, Inc.                                         12,800       492,032
--------------------------------------------------------------------------------
 UnionBanCal Corp.                                      66,500     2,992,500
--------------------------------------------------------------------------------
 Wachovia Corp.                                      3,164,500   116,611,825
--------------------------------------------------------------------------------
 Webster
 Financial Corp.                                        43,200     1,647,648
--------------------------------------------------------------------------------
 Wells Fargo Co.                                       259,700    13,553,743
                                                               -------------
                                                               1,006,634,693

--------------------------------------------------------------------------------
 DIVERSIFIED FINANCIALS--6.4%
 Affiliated Managers
 Group, Inc.(1)                                        113,000     5,921,200
--------------------------------------------------------------------------------
 AMBAC Financial
 Group, Inc.                                            63,000     3,623,130
--------------------------------------------------------------------------------
 American
 Express Co.                                         1,199,400    43,250,364
--------------------------------------------------------------------------------
 Bear Stearns
 Cos., Inc. (The)                                      524,200    33,512,106
--------------------------------------------------------------------------------
 Citigroup, Inc.                                     6,114,105   200,236,939
--------------------------------------------------------------------------------
 Countrywide Credit
 Industries, Inc.                                      664,100    34,858,609
--------------------------------------------------------------------------------
 Doral Financial
 Corp.                                                  74,300     3,149,577
--------------------------------------------------------------------------------
 Fannie Mae                                          1,199,100    90,867,798
--------------------------------------------------------------------------------
 Freddie Mac                                           882,200    56,549,020
--------------------------------------------------------------------------------
 Goldman Sachs
 Group, Inc. (The)                                     403,800    31,213,740
--------------------------------------------------------------------------------
 Household
 International, Inc.                                 1,134,100    40,952,351
--------------------------------------------------------------------------------
 J.P. Morgan
 Chase & Co.                                         2,784,900    73,521,360
--------------------------------------------------------------------------------
 Lehman Brothers
 Holdings, Inc.                                        330,100    18,819,001
--------------------------------------------------------------------------------
 Moody's Corp.                                         474,400    22,923,008
--------------------------------------------------------------------------------
 Morgan Stanley                                      1,143,300    48,841,776

17 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 DIVERSIFIED FINANCIALS Continued
 Neuberger
 Berman, Inc.                                            5,200  $    164,372
--------------------------------------------------------------------------------
 New Century
 Financial Corp.                                        99,000     3,043,260
--------------------------------------------------------------------------------
 SEI Investments Co.                                   181,200     5,254,800
--------------------------------------------------------------------------------
 SLM Corp.                                              23,900     2,190,435
--------------------------------------------------------------------------------
 State Street Corp.                                     78,100     3,383,292
--------------------------------------------------------------------------------
 Stilwell Financial, Inc.                              267,600     3,730,344
                                                               -------------
                                                                 726,006,482

--------------------------------------------------------------------------------
 INSURANCE--7.7%
 ACE Ltd.                                              978,300    31,119,723
--------------------------------------------------------------------------------
 AFLAC, Inc.                                           971,700    29,743,737
--------------------------------------------------------------------------------
 Allstate Corp.                                      2,034,700    75,731,534
--------------------------------------------------------------------------------
 American
 International
 Group, Inc.                                         2,186,105   137,287,394
--------------------------------------------------------------------------------
 Chubb Corp.                                           951,400    58,882,146
--------------------------------------------------------------------------------
 Cincinnati
 Financial Corp.                                        42,800     1,700,444
--------------------------------------------------------------------------------
 Fidelity National
 Financial, Inc.                                       867,611    25,984,949
--------------------------------------------------------------------------------
 Gallagher
 (Arthur J.) & Co.                                     231,700     6,710,032
--------------------------------------------------------------------------------
 Hilb, Rogal &
 Hamilton Co.                                           62,300     2,738,085
--------------------------------------------------------------------------------
 Jefferson-Pilot Corp.                                 388,900    16,380,468
--------------------------------------------------------------------------------
 John Hancock
 Financial
 Services, Inc.                                      1,555,000    47,194,250
--------------------------------------------------------------------------------
 Lincoln National
 Corp.                                                 900,400    33,359,820
--------------------------------------------------------------------------------
 Loews Corp.                                         1,118,300    58,721,933
--------------------------------------------------------------------------------
 Marsh &
 McLennan
 Cos., Inc.                                            484,600    23,575,790
--------------------------------------------------------------------------------
 MBIA, Inc.                                            399,100    18,342,636
--------------------------------------------------------------------------------
 MetLife, Inc.                                       2,660,200    71,612,584
--------------------------------------------------------------------------------
 MGIC Investment
 Corp.                                                 265,600    15,991,776
--------------------------------------------------------------------------------
 Nationwide Financial
 Services, Inc., Cl. A                                  18,000       549,000
--------------------------------------------------------------------------------
 Ohio Casualty
 Corp.(1)                                               36,500       612,470

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------

 INSURANCE Continued
 Old Republic
 International Corp.                                   126,900  $  4,073,490
--------------------------------------------------------------------------------
 Phoenix Cos.,
 Inc. (The)                                            242,600     3,857,340
--------------------------------------------------------------------------------
 PMI Group,
 Inc. (The)                                            440,400    14,929,560
--------------------------------------------------------------------------------
 Progressive Corp.                                     959,700    51,583,875
--------------------------------------------------------------------------------
 Protective Life
 Corp.                                                  55,100     1,810,035
--------------------------------------------------------------------------------
 Radian Group, Inc.                                    505,400    21,964,684
--------------------------------------------------------------------------------
 RenaissanceRe
 Holdings Ltd.                                         267,700     9,342,730
--------------------------------------------------------------------------------
 Safeco Corp.                                           78,400     2,595,824
--------------------------------------------------------------------------------
 St. Paul Cos., Inc.                                 1,117,000    33,979,140
--------------------------------------------------------------------------------
 Travelers Property
 Casualty Corp.,
 Cl. A(1)                                            1,530,618    24,061,315
--------------------------------------------------------------------------------
 Travelers Property
 Casualty Corp.,
 Cl. B(1)                                              526,620     8,578,640
--------------------------------------------------------------------------------
 XL Capital Ltd.,
 Cl. A                                                 658,700    48,486,907
                                                               -------------
                                                                 881,502,311

--------------------------------------------------------------------------------
 REAL ESTATE--0.3%
 Anworth Mortgage
 Asset Corp.                                           156,700     2,162,460
--------------------------------------------------------------------------------
 Apex Mortgage
 Capital, Inc.                                          43,000       599,420
--------------------------------------------------------------------------------
 Equity Office
 Properties Trust                                      859,900    23,974,012
--------------------------------------------------------------------------------
 Equity Residential                                    213,600     5,963,712
--------------------------------------------------------------------------------
 FBR Asset
 Investment Corp.                                       34,500     1,166,100
--------------------------------------------------------------------------------
 Impac Mortgage
 Holdings, Inc.                                        102,500     1,203,350
--------------------------------------------------------------------------------
 St. Joe Co. (The)                                     147,700     4,268,530
                                                               -------------
                                                                  39,337,584

--------------------------------------------------------------------------------
 HEALTH CARE--9.5%
--------------------------------------------------------------------------------
 BIOTECHNOLOGY--0.1%
 Genentech, Inc.(1)                                    262,900     8,620,491
--------------------------------------------------------------------------------
 Techne Corp.(1)                                        51,000     1,447,992
--------------------------------------------------------------------------------
 Wyeth                                                 105,200     4,502,560
                                                               -------------
                                                                  14,571,043

18 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 HEALTH CARE EQUIPMENT & SUPPLIES--0.8%
 Advanced Medical
 Optics, Inc.(1)                                         2,744  $     24,312
--------------------------------------------------------------------------------
 Bard (C.R.), Inc.                                      63,500     3,475,990
--------------------------------------------------------------------------------
 Bausch & Lomb, Inc.                                    57,500     1,810,675
--------------------------------------------------------------------------------
 Baxter International,
 Inc.                                                1,292,100    46,890,309
--------------------------------------------------------------------------------
 Becton, Dickinson
 & Co.                                                 757,400    23,123,422
--------------------------------------------------------------------------------
 Bio-Rad
 Laboratories, Inc.,
 Cl. A(1)                                               54,000     2,265,300
--------------------------------------------------------------------------------
 Cooper Cos.,
 Inc. (The)                                             35,600     1,615,884
--------------------------------------------------------------------------------
 Diagnostic Products
 Corp.                                                  77,300     3,099,730
--------------------------------------------------------------------------------
 Hillenbrand
 Industries, Inc.                                       41,700     2,461,134
--------------------------------------------------------------------------------
 Respironics, Inc.(1)                                   25,000       847,250
                                                               -------------
                                                                  85,614,006

--------------------------------------------------------------------------------
 HEALTH CARE PROVIDERS & SERVICES--2.8%
 Aetna, Inc.                                           555,400    23,665,594
--------------------------------------------------------------------------------
 Apria Healthcare
 Group, Inc.(1)                                        244,000     5,631,520
--------------------------------------------------------------------------------
 Caremark Rx, Inc.(1)                                  787,000    12,749,400
--------------------------------------------------------------------------------
 Cigna Corp.                                           608,000    51,752,960
--------------------------------------------------------------------------------
 Covance, Inc.(1)                                      191,900     3,745,888
--------------------------------------------------------------------------------
 DaVita, Inc.(1)                                       232,100     5,138,694
--------------------------------------------------------------------------------
 HCA, Inc.                                             962,300    44,795,065
--------------------------------------------------------------------------------
 Health Net, Inc.(1)                                   401,000     9,335,280
--------------------------------------------------------------------------------
 LifePoint Hospitals,
 Inc.(1)                                                62,500     1,890,000
--------------------------------------------------------------------------------
 Manor Care, Inc.(1)                                   549,200    12,873,248
--------------------------------------------------------------------------------
 McKesson Corp.                                        467,600    15,683,304
--------------------------------------------------------------------------------
 Option Care, Inc.(1)                                   28,025       314,721
--------------------------------------------------------------------------------
 Oxford Health
 Plans, Inc.(1)                                      1,095,500    44,422,525
--------------------------------------------------------------------------------
 Patterson
 Dental Co.(1)                                          34,300     1,636,110
--------------------------------------------------------------------------------
 Pediatrix Medical
 Group, Inc.(1)                                        293,600     9,862,024
--------------------------------------------------------------------------------
 Pharmaceutical
 Product
 Development, Inc.(1)                                   44,000       980,320

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 HEALTH CARE PROVIDERS & SERVICES Continued
 PSS World
 Medical, Inc.(1)                                       54,200   $   386,988
--------------------------------------------------------------------------------
 Schein
 (Henry), Inc.(1)                                       95,700     4,782,129
--------------------------------------------------------------------------------
 Sierra Health
 Services, Inc.(1)                                     116,600     2,252,712
--------------------------------------------------------------------------------
 Tenet Healthcare
 Corp.(1)                                            1,104,300    52,089,831
--------------------------------------------------------------------------------
 Universal Health
 Services, Inc., Cl. B(1)                              438,600    20,052,792
                                                               -------------
                                                                 324,041,105

--------------------------------------------------------------------------------
 PHARMACEUTICALS--5.8%
 Abbott Laboratories                                   256,200    10,255,686
--------------------------------------------------------------------------------
 Bristol-Myers
 Squibb Co.                                            913,500    22,791,825
--------------------------------------------------------------------------------
 Eli Lilly & Co.                                     1,016,900    59,031,045
--------------------------------------------------------------------------------
 Johnson
 & Johnson                                           2,353,768   127,833,140
--------------------------------------------------------------------------------
 Merck & Co., Inc.                                   3,339,400   168,706,488
--------------------------------------------------------------------------------
 Mylan
 Laboratories, Inc.                                    209,500     6,840,175
--------------------------------------------------------------------------------
 Pfizer, Inc.                                        6,019,025   199,109,347
--------------------------------------------------------------------------------
 Pharmacia Corp.                                       262,500    11,471,250
--------------------------------------------------------------------------------
 Schering-Plough
 Corp.                                               1,935,000    44,659,800
--------------------------------------------------------------------------------
 Taro Pharmaceutical
 Industries Ltd.(1)                                    292,500     8,775,000
                                                               -------------
                                                                 659,473,756

--------------------------------------------------------------------------------
 INDUSTRIALS--10.2%
--------------------------------------------------------------------------------
 AEROSPACE & DEFENSE--1.5%
 Engineered Support
 Systems, Inc.                                          60,500     3,297,310
--------------------------------------------------------------------------------
 FLIR Systems, Inc.(1)                                  42,700     1,620,465
--------------------------------------------------------------------------------
 Goodrich Corp.                                        744,500    15,537,715
--------------------------------------------------------------------------------
 Honeywell
 International, Inc.                                 1,694,300    50,744,285
--------------------------------------------------------------------------------
 Lockheed
 Martin Corp.                                          943,100    59,717,092
--------------------------------------------------------------------------------
 Precision Castparts
 Corp.                                                 196,400     4,473,992
--------------------------------------------------------------------------------
 Raytheon Co.                                          910,300    31,860,500
--------------------------------------------------------------------------------
 Rockwell
 Collins, Inc.                                         383,700     8,153,625
                                                               -------------
                                                                 175,404,984

19 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 AIR FREIGHT & COURIERS--1.3%
 FedEx Corp.                                         1,478,400  $ 70,002,240
--------------------------------------------------------------------------------
 United Parcel
 Service, Inc., Cl. B                                1,231,700    78,717,947
                                                               -------------
                                                                 148,720,187

--------------------------------------------------------------------------------
 AIRLINES--0.1%
 Southwest
 Airlines Co.                                        1,117,650    15,881,807
--------------------------------------------------------------------------------
 BUILDING PRODUCTS--0.4%
 Elcor Corp.                                            99,600     1,668,300
--------------------------------------------------------------------------------
 Lennox
 International, Inc.                                    70,800     1,072,620
--------------------------------------------------------------------------------
 Masco Corp.                                         1,583,300    38,252,528
                                                               -------------
                                                                  40,993,448

--------------------------------------------------------------------------------
 COMMERCIAL SERVICES & SUPPLIES--1.7%
 Arbitron, Inc.(1)                                      57,200     1,887,600
--------------------------------------------------------------------------------
 Automatic Data
 Processing, Inc.                                      892,400    33,705,948
--------------------------------------------------------------------------------
 Deluxe Corp.                                           37,800     1,718,388
--------------------------------------------------------------------------------
 FactSet Research
 Systems, Inc.                                          47,500     1,178,000
--------------------------------------------------------------------------------
 First Data Corp.                                    1,619,600    56,281,100
--------------------------------------------------------------------------------
 FTI Consulting,
 Inc.(1)                                                25,000       910,500
--------------------------------------------------------------------------------
 Global
 Payments, Inc.                                          1,100        30,646
--------------------------------------------------------------------------------
 H&R Block, Inc.                                       888,700    43,457,430
--------------------------------------------------------------------------------
 Harland
 (John H.) Co.                                         175,400     4,595,480
--------------------------------------------------------------------------------
 Headwaters, Inc.(1)                                    37,700       505,180
--------------------------------------------------------------------------------
 Imagistics
 International, Inc.(1)                                 24,592       464,789
--------------------------------------------------------------------------------
 IMS Health, Inc.                                    1,061,900    18,477,060
--------------------------------------------------------------------------------
 ITT Educational
 Services, Inc.(1)                                     156,800     2,830,240
--------------------------------------------------------------------------------
 Per-Se
 Technologies, Inc.(1)                                 116,800     1,000,976
--------------------------------------------------------------------------------
 Pittston
 Brink's Group                                          57,900     1,395,390
--------------------------------------------------------------------------------
 Right Management
 Consultants, Inc.(1)                                   22,500       491,625
--------------------------------------------------------------------------------
 Sabre Holdings
 Corp.(1)                                              119,900     3,226,509
--------------------------------------------------------------------------------
 Viad Corp.                                            134,600     2,978,698

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------

 COMMERCIAL SERVICES & SUPPLIES Continued
 Waste
 Management, Inc.                                      583,900  $ 14,848,577
                                                               -------------
                                                                 189,984,136

--------------------------------------------------------------------------------
 CONSTRUCTION & ENGINEERING--0.0%
 EMCOR
 Group, Inc.(1)                                         63,000     3,434,130
--------------------------------------------------------------------------------
 Fluor Corp.                                            30,300       838,098
                                                               -------------
                                                                   4,272,228

--------------------------------------------------------------------------------
 ELECTRICAL EQUIPMENT--0.4%
 Emerson
 Electric Co.                                          681,100    33,224,058
--------------------------------------------------------------------------------
 Molex, Inc., Cl. A                                    299,600     7,630,812
--------------------------------------------------------------------------------
 Rockwell
 Automation, Inc.                                      479,900     8,839,758
                                                               -------------
                                                                  49,694,628

--------------------------------------------------------------------------------
 INDUSTRIAL CONGLOMERATES--3.3%
 3M Co.                                                629,900    78,706,005
--------------------------------------------------------------------------------
 Carlisle Cos., Inc.                                    53,600     2,401,280
--------------------------------------------------------------------------------
 General Electric Co.                                9,566,400   288,426,960
--------------------------------------------------------------------------------
 Textron, Inc.                                          96,500     3,749,025
                                                               -------------
                                                                 373,283,270

--------------------------------------------------------------------------------
 MACHINERY--0.6%
 Cummins, Inc.                                          70,700     2,106,153
--------------------------------------------------------------------------------
 Deere & Co.                                           380,100    17,454,192
--------------------------------------------------------------------------------
 Dover Corp.                                           158,900     4,565,197
--------------------------------------------------------------------------------
 Eaton Corp.                                           140,200     9,917,748
--------------------------------------------------------------------------------
 EnPro
 Industries, Inc.(1)                                   105,180       414,409
--------------------------------------------------------------------------------
 Idex Corp.                                             14,500       451,675
--------------------------------------------------------------------------------
 Ingersoll-Rand
 Co., Cl. A                                            680,200    25,541,510
--------------------------------------------------------------------------------
 Oshkosh
 Truck Corp.                                             8,700       490,245
--------------------------------------------------------------------------------
 Paccar, Inc.                                           24,000       847,440
--------------------------------------------------------------------------------
 Pentair, Inc.                                          90,900     3,948,696
--------------------------------------------------------------------------------
 Timken Co.                                             57,100     1,042,646
                                                               -------------
                                                                  66,779,911

--------------------------------------------------------------------------------
 MARINE--0.0%
 Teekay
 Shipping Corp.                                         31,500       992,250

20 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 ROAD & RAIL--0.9%
 Burlington Northern
 Santa Fe Corp.                                      1,297,700  $ 37,321,852
--------------------------------------------------------------------------------
 CNF
 Transportation, Inc.                                   28,000       859,600
--------------------------------------------------------------------------------
 CSX Corp.                                             149,200     5,196,636
--------------------------------------------------------------------------------
 Hunt (J.B.)
 Transport
 Services, Inc.(1)                                      86,200     2,043,802
--------------------------------------------------------------------------------
 Norfolk Southern
 Corp.                                                 428,400     8,966,412
--------------------------------------------------------------------------------
 Ryder Systems, Inc.                                   209,900     5,486,786
--------------------------------------------------------------------------------
 Union Pacific Corp.                                   630,800    38,194,940
                                                               -------------
                                                                  98,070,028

--------------------------------------------------------------------------------
 INFORMATION TECHNOLOGY--7.3%
--------------------------------------------------------------------------------
 COMMUNICATIONS EQUIPMENT--0.4%
 Cisco Systems, Inc.(1)                              3,406,100    47,072,302
--------------------------------------------------------------------------------
 Inter-Tel, Inc.                                         2,800        66,584
--------------------------------------------------------------------------------
 McData Corp.,
 Cl. A(1)                                               80,548       770,844
--------------------------------------------------------------------------------
 Tellium, Inc.(1)                                      328,300       180,565
                                                               -------------
                                                                  48,090,295

--------------------------------------------------------------------------------
 COMPUTERS & PERIPHERALS--1.9%
 Dell Computer
 Corp.(1)                                            2,590,500    68,959,110
--------------------------------------------------------------------------------
 Handspring, Inc.(1)                                   472,900       548,564
--------------------------------------------------------------------------------
 Hewlett-Packard Co.                                   576,411     7,741,200
--------------------------------------------------------------------------------
 International
 Business
 Machines Corp.                                      1,839,500   138,661,510
--------------------------------------------------------------------------------
 Seagate Technology
 International, Inc.
 Escrow Shares(1),(3)                                  903,300            --
--------------------------------------------------------------------------------
 Storage
 Technology Corp.(1)                                   137,100     1,871,415
--------------------------------------------------------------------------------
 Western Digital
 Corp.(1)                                              828,300     3,362,898
                                                               -------------
                                                                 221,144,697

--------------------------------------------------------------------------------
 ELECTRONIC EQUIPMENT & INSTRUMENTS--0.2%
 AVX Corp.                                             207,700     2,550,556
--------------------------------------------------------------------------------
 Benchmark
 Electronics, Inc.(1)                                  315,400     8,011,160
--------------------------------------------------------------------------------
 Ingram Micro,
 Inc., Cl. A(1)                                         45,800       625,170

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------

 ELECTRONIC EQUIPMENT & INSTRUMENTS Continued
 OSI Systems, Inc.(1)                                    7,000  $    123,130
--------------------------------------------------------------------------------
 Tech Data Corp.(1)                                    323,300    10,691,531
                                                               -------------
                                                                  22,001,547

--------------------------------------------------------------------------------
 INTERNET SOFTWARE & SERVICES--0.0%
 Websense, Inc.(1)                                     124,400     2,119,776
--------------------------------------------------------------------------------
 IT CONSULTING & SERVICES--0.0%
 Cognizant
 Technology
 Solutions Corp.(1)                                     47,200     2,709,752
--------------------------------------------------------------------------------
 StorageNetworks,
 Inc.(1)                                               125,800       196,248
                                                               -------------
                                                                   2,906,000

--------------------------------------------------------------------------------
 OFFICE ELECTRONICS--0.1%
 Ikon Office
 Solutions, Inc.                                       221,300     2,047,025
--------------------------------------------------------------------------------
 Xerox Corp.(1)                                      1,021,000     7,157,210
                                                               -------------
                                                                   9,204,235

--------------------------------------------------------------------------------
 SEMICONDUCTOR EQUIPMENT & PRODUCTS--1.4%
 Cabot
 Microelectronics
 Corp.(1)                                              414,600    17,599,770
--------------------------------------------------------------------------------
 ESS
 Technology, Inc.(1)                                   530,500     6,339,475
--------------------------------------------------------------------------------
 Intel Corp.                                         7,457,200   124,311,524
--------------------------------------------------------------------------------
 Rambus, Inc.(1)                                       608,400     3,315,780
--------------------------------------------------------------------------------
 Semtech Corp.(1)                                       76,700     1,013,207
--------------------------------------------------------------------------------
 Silicon
 Laboratories, Inc.(1)                                 108,500     2,451,015
                                                               -------------
                                                                 155,030,771

--------------------------------------------------------------------------------
 SOFTWARE--3.3%
 Activision, Inc.(1)                                   100,200     2,792,574
--------------------------------------------------------------------------------
 Electronic Arts, Inc.(1)                              415,500    26,284,530
--------------------------------------------------------------------------------
 Imation Corp.(1)                                       18,600       618,450
--------------------------------------------------------------------------------
 Kronos, Inc.(1)                                        28,650       743,754
--------------------------------------------------------------------------------
 Microsoft Corp.(1)                                  5,962,400   292,634,592
--------------------------------------------------------------------------------
 Novell, Inc.(1)                                         2,800         7,280
--------------------------------------------------------------------------------
 Oracle Corp.(1)                                     4,311,700    41,349,203
--------------------------------------------------------------------------------
 Sybase, Inc.(1)                                       688,100     9,640,281
--------------------------------------------------------------------------------
 Take-Two Interactive
 Software, Inc.(1),(3)                                  44,000     1,104,400
                                                               -------------
                                                                 375,175,064

21 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 MATERIALS--4.2%
--------------------------------------------------------------------------------
 CHEMICALS--1.4%
 Air Products
 & Chemicals, Inc.                                     459,600  $ 21,559,836
--------------------------------------------------------------------------------
 Albemarle Corp.                                        15,400       474,782
--------------------------------------------------------------------------------
 Cytec
 Industries, Inc.(1)                                    39,800     1,058,680
--------------------------------------------------------------------------------
 Du Pont (E.I.)
 de Nemours & Co.                                    1,661,082    66,958,215
--------------------------------------------------------------------------------
 Eastman
 Chemical Co.                                           56,800     2,548,616
--------------------------------------------------------------------------------
 Ferro Corp.                                            57,200     1,495,780
--------------------------------------------------------------------------------
 Georgia Gulf Corp.                                     10,400       265,200
--------------------------------------------------------------------------------
 Great Lakes
 Chemical Corp.                                         20,000       575,200
--------------------------------------------------------------------------------
 Hercules, Inc.(1)                                      21,300       223,650
--------------------------------------------------------------------------------
 IMC Global, Inc.                                      299,100     3,960,084
--------------------------------------------------------------------------------
 International Flavors &
 Fragrances, Inc.                                      433,200    13,970,700
--------------------------------------------------------------------------------
 Monsanto Co.                                           40,400       742,148
--------------------------------------------------------------------------------
 PPG Industries, Inc.                                  483,900    27,229,053
--------------------------------------------------------------------------------
 Praxair, Inc.                                          80,800     4,527,224
--------------------------------------------------------------------------------
 Rohm & Haas Co.                                       476,900    17,354,391
--------------------------------------------------------------------------------
 RPM, Inc.                                              39,600       605,088
                                                               -------------
                                                                 163,548,647

--------------------------------------------------------------------------------
 CONSTRUCTION MATERIALS--0.0%
 Centex Construction
 Products, Inc.                                          8,300       305,440
--------------------------------------------------------------------------------
 CONTAINERS & PACKAGING--0.4%
 Ball Corp.                                            322,500    16,063,725
--------------------------------------------------------------------------------
 Bemis Co., Inc.                                        83,300     4,413,234
--------------------------------------------------------------------------------
 Owens-Illinois, Inc.(1)                               316,800     3,706,560
--------------------------------------------------------------------------------
 Pactiv Corp.(1)                                       450,500     8,181,080
--------------------------------------------------------------------------------
 Sealed Air Corp.(1)                                   114,000     1,765,860
--------------------------------------------------------------------------------
 Temple-Inland, Inc.                                   210,100    10,746,615
                                                               -------------
                                                                  44,877,074

--------------------------------------------------------------------------------
 METALS & MINING--1.3%
 Alcan, Inc.                                         1,353,500    38,114,560
--------------------------------------------------------------------------------
 Alcoa, Inc.                                           895,100    22,458,059
--------------------------------------------------------------------------------
 Barrick Gold Corp.                                  1,972,500    31,698,075

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 METALS & MINING Continued
 Freeport-McMoRan
 Copper & Gold,
 Inc., Cl. B(1)                                        720,000  $ 11,800,800
--------------------------------------------------------------------------------
 Inco Ltd.(1)                                           74,100     1,333,059
--------------------------------------------------------------------------------
 Newmont Mining
 Corp. (Holding Co.)                                 1,230,000    35,042,700
--------------------------------------------------------------------------------
 Nucor Corp.                                            30,600     1,531,224
--------------------------------------------------------------------------------
 Peabody Energy
 Corp.                                                  75,000     1,920,750
--------------------------------------------------------------------------------
 Quanex Corp.                                           17,800       720,900
                                                               -------------
                                                                 144,620,127

--------------------------------------------------------------------------------
 PAPER & FOREST PRODUCTS--1.1%
 Bowater, Inc.                                          42,900     1,753,752
--------------------------------------------------------------------------------
 Georgia-Pacific
 Corp.                                                 816,700    17,191,535
--------------------------------------------------------------------------------
 International
 Paper Co.                                           1,388,900    52,292,085
--------------------------------------------------------------------------------
 Rayonier, Inc.                                        123,700     6,024,190
--------------------------------------------------------------------------------
 Weyerhaeuser Co.                                      830,600    45,276,006
                                                               -------------
                                                                 122,537,568

--------------------------------------------------------------------------------
 TELECOMMUNICATION SERVICES--4.2%
--------------------------------------------------------------------------------
 DIVERSIFIED TELECOMMUNICATION SERVICES--3.3%
 BellSouth
 Corp.                                               2,652,600    61,858,632
--------------------------------------------------------------------------------
 CenturyTel, Inc.                                       60,700     1,641,935
--------------------------------------------------------------------------------
 SBC Communications,
 Inc.                                                5,722,900   141,584,546
--------------------------------------------------------------------------------
 Sprint Corp.
 (Fon Group)                                         1,500,500    17,405,800
--------------------------------------------------------------------------------
 Verizon
 Communications,
 Inc.                                                4,888,010   151,528,310
                                                               -------------
                                                                 374,019,223

--------------------------------------------------------------------------------
 WIRELESS TELECOMMUNICATION SERVICES--0.9%
 AT&T Corp.                                          8,119,400    99,219,068
--------------------------------------------------------------------------------
 Metro One
 Telecommunication,
 Inc.(1)                                                34,700       422,993
--------------------------------------------------------------------------------
 Telephone & Data
 Systems, Inc.                                          84,700     5,060,825
                                                               -------------
                                                                 104,702,886

22 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 UTILITIES--4.2%
--------------------------------------------------------------------------------
 ELECTRIC UTILITIES--3.9%
 Allete, Inc.                                           20,600    $    512,940
--------------------------------------------------------------------------------
 Alliant Energy Corp.                                   26,900         560,865
--------------------------------------------------------------------------------
 Consolidated
 Edison Co. of
 New York, Inc.                                        553,200      22,509,708
--------------------------------------------------------------------------------
 Constellation
 Energy Group, Inc.                                    229,100       6,417,091
--------------------------------------------------------------------------------
 DTE Energy Co.                                        549,100      23,561,881
--------------------------------------------------------------------------------
 Duke Energy Corp.                                     761,800      20,439,094
--------------------------------------------------------------------------------
 Edison
 International(1)                                      343,700       4,117,526
--------------------------------------------------------------------------------
 Entergy Corp.                                       1,268,000      53,496,920
--------------------------------------------------------------------------------
 Exelon Corp.                                        1,644,275      76,984,955
--------------------------------------------------------------------------------
 FirstEnergy Corp.                                   1,555,000      51,315,000
--------------------------------------------------------------------------------
 FPL Group, Inc.                                       941,600      53,746,528
--------------------------------------------------------------------------------
 Hawaiian Electric
 Industries, Inc.                                       57,200       2,577,432
--------------------------------------------------------------------------------
 Paramount
 Resources Ltd.(1)                                   1,838,400      18,855,385
--------------------------------------------------------------------------------
 PPL Corp.                                             180,300       6,553,905
--------------------------------------------------------------------------------
 Progress Energy, Inc.                                 198,200       9,220,264
--------------------------------------------------------------------------------
 Progress Energy, Inc.,
 Contingent Value
 Obligation(1),(3)                                     700,000         154,000
--------------------------------------------------------------------------------
 Public Service
 Enterprise
 Group, Inc.                                            90,700       3,192,640
--------------------------------------------------------------------------------
 Puget Energy, Inc.                                     59,000       1,280,300
--------------------------------------------------------------------------------
 Reliant Energy, Inc.                                  104,200       1,234,770
--------------------------------------------------------------------------------
 Southern Co.                                        1,094,100      31,685,136
--------------------------------------------------------------------------------
 Teco Energy, Inc.                                      95,600       1,888,100
--------------------------------------------------------------------------------
 TXU Corp.                                           1,106,700      53,520,012
--------------------------------------------------------------------------------
 Wisconsin
 Energy Corp.                                          113,000       2,871,330
--------------------------------------------------------------------------------
 Xcel Energy, Inc.                                     217,550       2,101,533

---------------
                                                                   448,797,315

                                                                 MARKET VALUE
                                                        SHARES     SEE NOTE 1
--------------------------------------------------------------------------------
 GAS UTILITIES--0.2%
 KeySpan Corp.                                         116,200    $  4,071,648
--------------------------------------------------------------------------------
 Kinder Morgan
 Management LLC                                        388,000      12,419,880
--------------------------------------------------------------------------------
 Nicor, Inc.                                            89,000       2,527,600
--------------------------------------------------------------------------------
 NiSource, Inc.                                        248,400       4,940,676
--------------------------------------------------------------------------------
 Peoples Energy
 Corp.                                                  63,400       2,118,828

---------------
                                                                    26,078,632

--------------------------------------------------------------------------------
 MULTI-UTILITIES--0.1%
 Energy East Corp.                                     146,600       3,066,872
--------------------------------------------------------------------------------
 Questar Corp.                                          19,300         481,342

---------------
                                                                     3,548,214

---------------
 Total Common Stocks
 (Cost $11,056,229,673)                                         11,195,596,984

--------------------------------------------------------------------------------
 PREFERRED STOCKS--0.0%
--------------------------------------------------------------------------------
 Wachovia Corp.,
 Dividend Equalization
 Preferred Shares
 (Cost $0)                                             100,000          21,000

                                                        UNITS
--------------------------------------------------------------------------------
 RIGHTS, WARRANTS AND CERTIFICATES--0.0%

 Dime Bancorp, Inc. Wts.,
 Exp. 1/2/101
 (Cost $0)                                             500,000          40,000

                                                     PRINCIPAL
                                                      AMOUNT
--------------------------------------------------------------------------------
 SHORT-TERM NOTES--1.3%
--------------------------------------------------------------------------------
 Motiva Enterprises
 LLC, 1.75%,
 9/12/02                                           $25,000,000      24,986,632
--------------------------------------------------------------------------------
 Neptune
 Funding Corp.:
 2%, 9/3/02                                         50,000,000      49,995,084
 2%, 9/24/02                                        28,224,000      28,192,624
--------------------------------------------------------------------------------
 Park Avenue
 Receivables Corp.,
 1.73%, 9/10/02                                     40,000,000      39,982,700

---------------
 Total Short-Term
 Notes
 (Cost $143,157,040)                                               143,157,040

23 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                      PRINCIPAL   MARKET VALUE
                                                        AMOUNT      SEE NOTE 1
--------------------------------------------------------------------------------
 JOINT REPURCHASE AGREEMENTS--0.5%

 Undivided interest of 6.41% in joint repurchase
 agreement with PaineWebber, Inc., 1.85%, dated
 8/30/02, to be repurchased at $969,046,152 on
 9/3/02, collateralized by Federal National
 Mortgage Assn., 5.50%-6%, 1/1/32-5/1/32,
 with a value of $989,261,165
 (Cost $62,147,000)                              $62,147,000   $    62,147,000

                                                                  MARKET VALUE
                                                                    SEE NOTE 1
--------------------------------------------------------------------------------
 TOTAL INVESTMENTS,
 AT VALUE
 (COST $11,261,533,713)                                 99.8%  $11,400,962,024
--------------------------------------------------------------------------------
 OTHER ASSETS NET
 OF LIABILITIES                                          0.2        21,099,709

------------------------
 NET ASSETS                                            100.0%  $11,422,061,733

========================

FOOTNOTES TO STATEMENT OF INVESTMENTS

1. Non-income producing security.
2. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended August 31, 2002.
The aggregate fair value of securities of affiliated companies held by the
Fund
as of August 31, 2002 amounts to $36,508,769. Transactions during the period in
which the issuer was an affiliate are as follows:

UNREALIZED
                                  SHARES       GROSS        GROSS
SHARES      APPRECIATION   DIVIDEND         REALIZED
                         AUGUST 31, 2001   ADDITIONS   REDUCTIONS  AUGUST 31,
2002    (DEPRECIATION)     INCOME      GAIN (LOSS)
---------------------------------------------------------------------------------------------------------------------------------
STOCKS AND/OR WARRANTS

Canadian 88 Energy Corp.      10,332,300          --    3,792,800
6,539,500      $(10,129,075)  $     --      $(8,704,667)
Frontier Oil Corp.             2,443,600          --      587,600
1,856,000        16,442,196    457,840        8,596,709

--------------------------

$457,840      $  (107,958)

==========================

3. Identifies issues considered to be illiquid--See Note 6 of Notes to
Financial
Statements.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

24 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES  August 31, 2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
 ASSETS

 Investments, at value--see accompanying statement:
 Unaffiliated companies (cost $11,231,338,065)                         $
11,364,453,255
 Affiliated companies (cost $30,195,648)
36,508,769

-------------------

11,400,962,024
------------------------------------------------------------------------------------------

Cash
7,105,966
------------------------------------------------------------------------------------------
 Unrealized appreciation on foreign currency
contracts                             1,327
------------------------------------------------------------------------------------------
 Receivables and other assets:
 Investments sold
50,859,840
 Interest and dividends
21,768,690
 Shares of capital stock
sold                                                  8,421,443

Other
541,390

-------------------
 Total assets
11,489,660,680

------------------------------------------------------------------------------------------
 LIABILITIES

 Unrealized depreciation on foreign currency
contracts                             3,611
------------------------------------------------------------------------------------------
 Payables and other liabilities:
 Investments purchased
34,633,846
 Shares of capital stock interest redeemed
22,079,196
 Distribution and service plan
fees                                            4,730,892
 Transfer and shareholder servicing agent
fees                                 3,725,993
 Shareholder
reports                                                           2,312,876
 Directors'
compensation                                                          10,160

Other
102,373

----------------
 Total liabilities
67,598,947
------------------------------------------------------------------------------------------
 NET ASSETS
$11,422,061,733

================
------------------------------------------------------------------------------------------
 COMPOSITION OF NET ASSETS

 Par value of shares of capital stock
$     4,148,017
-----------------------------------------------------------------------------------------
 Additional paid-in capital
13,033,548,930
-----------------------------------------------------------------------------------------
 Undistributed net investment income
20,383,192
-----------------------------------------------------------------------------------------
 Accumulated net realized loss on investments and foreign currency transactions
(1,775,439,571)
-----------------------------------------------------------------------------------------
 Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies
139,421,165

----------------
 NET ASSETS
$11,422,061,733

================

25 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 NET ASSET VALUE PER SHARE

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $6,443,982,806 and 231,003,571 shares of capital stock
outstanding)              $27.90
 Maximum offering price per share (net asset value plus sales charge of
 5.75% of offering
price)                                                         $29.60
------------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $3,510,800,424 and 129,854,834 shares of capital stock
outstanding)              $27.04
------------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $1,198,516,775 and 44,335,335 shares of capital stock
outstanding)               $27.03
------------------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
$43,464,185
 and 1,568,074 shares of capital stock
outstanding)                               $27.72
------------------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share
 (based on net assets of $225,297,543 and 8,039,921 shares of capital stock
outstanding)
$28.02

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

26 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS  For the Year Ended August 31, 2002
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 INVESTMENT INCOME

 Dividends:
 Unaffiliated companies (net of foreign withholding taxes of
$993,700)           $   193,542,523
 Affiliated
companies
457,840
-------------------------------------------------------------------------------------------------

Interest
10,512,650

----------------
 Total investment
income                                                             204,513,013

-------------------------------------------------------------------------------------------------
 EXPENSES

 Management
fees
61,560,774
-------------------------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class
A
17,613,557
 Class
B
46,128,366
 Class
C
14,335,613
 Class
N
140,215
-------------------------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class
A
18,253,979
 Class
B
11,744,240
 Class
C
3,578,856
 Class
N
66,822
 Class
Y
965,710
-------------------------------------------------------------------------------------------------
 Shareholder
reports
5,514,864
-------------------------------------------------------------------------------------------------
 Directors'
compensation
186,852
-------------------------------------------------------------------------------------------------
 Custodian fees and
expenses                                                             184,745
-------------------------------------------------------------------------------------------------

Other
503,875

----------------
 Total
expenses
180,778,468
 Less reduction to custodian
expenses                                                    (37,103)
 Less voluntary waiver of transfer and shareholder
 servicing agent fees-- Class
Y                                                         (324,219)

----------------
 Net
expenses
180,417,146

-------------------------------------------------------------------------------------------------
 NET INVESTMENT
INCOME
24,095,867

-------------------------------------------------------------------------------------------------
 REALIZED AND UNREALIZED GAIN (LOSS)

 Net realized loss on:
 Investments:
  Unaffiliated
companies
(1,010,030,809)
  Affiliated
companies
(107,958)
 Closing of futures
contracts                                                        (46,007,125)
 Foreign currency
transactions
(7,651,424)

----------------
 Net realized
loss
(1,063,797,316)
-------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on:

Investments
(819,606,744)
 Translation of assets and liabilities denominated in foreign
currencies               5,813,152

----------------
 Net
change
(813,793,592)

----------------
 Net realized and unrealized
loss                                                 (1,877,590,908)

-------------------------------------------------------------------------------------------------
 NET DECREASE IN NET ASSETS RESULTING FROM
OPERATIONS                            $(1,853,495,041)

================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

27 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

 YEAR ENDED AUGUST
31,
2002                2001
-----------------------------------------------------------------------------------------------------------------------

 OPERATIONS

 Net investment
income                                                         $
24,095,867     $      13,938,822
-----------------------------------------------------------------------------------------------------------------------
 Net realized
loss
(1,063,797,316)         (461,201,726)
-----------------------------------------------------------------------------------------------------------------------
 Net change in unrealized
depreciation                                             (813,793,592)
(4,584,816,262)

----------------------------------------
 Net decrease in net assets resulting from
operations                            (1,853,495,041)       (5,032,079,166)

-----------------------------------------------------------------------------------------------------------------------
 DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS

 Dividends from net investment income:
 Class
A
(15,028,867)          (23,886,190)
 Class
B
--                    --
 Class
C
--                    --
 Class
N
(58,345)                   --
 Class
Y
(828,141)           (1,308,193)
-----------------------------------------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class
A
(12,132,399)         (433,269,032)
 Class
B
(8,545,003)         (389,463,020)
 Class
C
(2,567,066)         (104,804,648)
 Class
N
(25,114)                   --
 Class
Y
(369,634)          (12,950,013)
-----------------------------------------------------------------------------------------------------------------------
 CAPITAL STOCK TRANSACTIONS

 Net increase (decrease) in net assets resulting from capital stock transactions:
 Class
A
148,547,544           859,658,658
 Class
B
(1,269,705,682)         (517,443,348)
 Class
C
(160,436,307)           13,431,727
 Class
N
41,677,838             7,898,778
 Class
Y
34,202,372            49,200,183

-----------------------------------------------------------------------------------------------------------------------
 NET ASSETS

 Total
decrease
(3,098,763,845)       (5,585,014,264)
-----------------------------------------------------------------------------------------------------------------------
 Beginning of
period
14,520,825,578        20,105,839,842

----------------------------------------
 End of period [including undistributed net investment
 income of $20,383,192 and $13,472,873,
respectively]                          $ 11,422,061,733    $   14,520,825,578

========================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

28 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

CLASS A      YEAR ENDED AUGUST 31,                    2002
2001         2000          1999          1998
------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period               $ 32.15      $ 45.41
$ 42.89       $ 32.32       $ 33.87
------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                  .16
..14          .21           .19           .29
Net realized and unrealized gain (loss)              (4.29)
(11.18)        6.79         12.03           .99

--------------------------------------------------------------
Total from investment operations                     (4.13)
(11.04)        7.00         12.22          1.28

--------------------------------------------------------------
Dividends and/or distributions to shareholders:

Dividends from net investment income                  (.07)
(.12)          --          (.15)         (.33)
Distributions from net realized gain                  (.05)
(2.10)       (4.48)        (1.50)        (2.50)

--------------------------------------------------------------

Total dividends and/or distributions
to shareholders                                       (.12)
(2.22)       (4.48)        (1.65)        (2.83)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $27.90       $32.15
$45.41        $42.89        $32.32

==============================================================
------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(1)                 (12.90)%
(24.85)%      17.74%        38.62%         3.68%

------------------------------------------------------------------------------------------------------------------

RATIOS/SUPPLEMENTAL DATA

------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in thousands)        $6,443,983   $7,320,747
$9,264,943    $7,723,607    $4,932,817
------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)               $7,203,226   $7,954,409
$8,428,173    $6,721,568    $5,184,111
------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income                                 0.52%
0.47%        0.54%         0.50%         0.83%
Expenses                                              0.99%
0.86%        0.90%         0.91%         0.90%(3)
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 78%
76%          73%           72%           81%

1. Assumes an investment on the business day before the first day of the fiscal period, with all
dividends and distributions reinvested in additional shares on the reinvestment date, and redemption
at the net asset value calculated on the last business day of the fiscal period. Sales charges are
not reflected in the total returns. Total returns are not annualized for periods of less than one
full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOUMPANYING NOTES TO FINANCIAL STATMENTS.

29 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS Continuted
--------------------------------------------------------------------------------

CLASS B     YEAR ENDED AUGUST 31,                    2002
2001         2000          1999          1998
------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                $31.34       $44.50
$42.42        $32.07        $33.66
------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                          (.20)
(.13)        (.08)         (.08)          .04
Net realized and unrealized gain (loss)              (4.05)
(10.93)        6.64         11.93           .96

--------------------------------------------------------------
Total from investment operations                     (4.25)
(11.06)        6.56         11.85          1.00
------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                    --
--           --            --          (.09)
Distributions from net realized gain                  (.05)
(2.10)       (4.48)        (1.50)        (2.50)

--------------------------------------------------------------
Total dividends and/or distributions to
shareholders                                          (.05)
(2.10)       (4.48)        (1.50)        (2.59)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $27.04       $31.34
$44.50        $42.42        $32.07

==============================================================

------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(1)                 (13.58)%
(25.39)%      16.84%        37.62%         2.86%

------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in thousands)        $3,510,800   $5,404,510
$8,367,040    $7,072,718    $4,168,498
------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)               $4,607,653   $6,630,335
$7,628,232    $5,930,303    $4,122,775
------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income (loss)                         (0.25)%
(0.29)%      (0.22)%       (0.26)%        0.06%
Expenses                                              1.75%
1.61%        1.66%         1.66%         1.66%(3)
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 78%
76%          73%           72%           81%

1. Assumes an investment on the business day before the first day of the fiscal period, with all
dividends and distributions reinvested in additional shares on the reinvestment date, and redemption
at the net asset value calculated on the last business day of the fiscal period. Sales charges are
not reflected in the total returns. Total returns are not annualized for periods of less than one
full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

30 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

CLASS C      YEAR ENDED AUGUST 31,                    2002
2001         2000          1999          1998
------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                $31.33       $44.50
$42.41        $32.07        $33.64
------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                          (.11)
(.11)        (.08)         (.09)          .03
Net realized and unrealized gain (loss)              (4.14)
(10.96)        6.65         11.93           .98

--------------------------------------------------------------
Total from investment operations                     (4.25)
(11.07)        6.57         11.84          1.01
------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                    --
--           --            --          (.08)
Distributions from net realized gain                  (.05)
(2.10)       (4.48)        (1.50)        (2.50)

--------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                       (.05)
(2.10)       (4.48)        (1.50)        (2.58)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $27.03       $31.33
$44.50        $42.41        $32.07

==============================================================

------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(1)                 (13.58)%
(25.42)%      16.87%        37.59%         2.91%
------------------------------------------------------------------------------------------------------------------

RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in thousands)        $1,198,517   $1,562,452
$2,213,568    $1,850,787    $1,144,692
------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)               $1,432,566   $1,825,540
$2,004,263    $1,583,189    $1,184,355
------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income (loss)                         (0.24)%
(0.29)%      (0.23)%       (0.25)%        0.07%
Expenses                                              1.75%
1.61%        1.67%         1.66%         1.65%(3)
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 78%
76%          73%           72%           81%

1. Assumes an investment on the business day before the first day of the fiscal period, with all
dividends and distributions reinvested in additional shares on the reinvestment date, and redemption
at the net asset value calculated on the last business day of the fiscal period. Sales charges are
not reflected in the total returns. Total returns are not annualized for periods of less than one
full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

31 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS  Continued
--------------------------------------------------------------------------------

CLASS N      YEAR ENDED AUGUST 31,                          2002
2001(1)
--------------------------------------------------------------------------------
PER SHARE OPERATING DATA
Net asset value, beginning of period                      $ 32.09    $34.36
--------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                         .12       .02
Net realized and unrealized loss                            (4.31)    (2.29)
--------------------------------------------------------------------------------
Total from investment operations                            (4.19)    (2.27)
--------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                         (.13)       --
Distributions from net realized gain                         (.05)       --
--------------------------------------------------------------------------------
Total dividends and/or distributions to shareholders         (.18)       --
--------------------------------------------------------------------------------
Net asset value, end of period                             $27.72    $32.09

======================
--------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                        (13.15)%   (6.61)%

--------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in thousands)                  $43,464    $7,641
--------------------------------------------------------------------------------
Average net assets (in thousands)                         $28,141    $2,672
--------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                        0.28%     0.36%
Expenses                                                     1.24%     1.16%
--------------------------------------------------------------------------------
Portfolio turnover rate                                        78%       76%

1. For the period from March 1, 2001 (inception of offering) to August 31,
2001.
2. Assumes an investment on the business day before the first day of the fiscal
period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
net asset value calculated on the last business day of the fiscal period.
Sales
charges are not reflected in the total returns. Total returns are not annualized
for periods of less than one full year.
3. Annualized for periods of less than one full year.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

32 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

CLASS Y       YEAR ENDED AUGUST 31,                    2002
2001         2000          1999          1998
------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

 Net asset value, beginning of period               $32.28       $45.64
$43.00        $32.38        $33.94
------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                 .19
..17          .24           .24           .38
 Net realized and unrealized gain (loss)             (4.28)
(11.22)        6.88         12.07           .97

--------------------------------------------------------------
 Total from investment operations                    (4.09)
(11.05)        7.12         12.31          1.35
------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                 (.12)
(.21)          --          (.19)         (.41)
 Distributions from net realized gain                 (.05)
(2.10)       (4.48)        (1.50)        (2.50)

--------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                      (.17)
(2.31)       (4.48)        (1.69)        (2.91)
------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $28.02       $32.28
$45.64        $43.00        $32.38

==============================================================

------------------------------------------------------------------------------------------------------------------
 TOTAL RETURN, AT NET ASSET VALUE(1)                (12.74)%
(24.76)%      18.00%        38.84%         3.88%

------------------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)         $225,298     $225,475
$260,289      $148,397       $53,063
------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $227,835     $239,222
$205,586      $ 99,155       $36,554
------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                0.74%
0.60%        0.77%         0.63%         1.02%
 Expenses                                             0.92%
0.79%(3)     0.66%         0.77%         0.67%(4)
 Expenses, net of reduction to custodian
 expenses and/or voluntary waiver
 of transfer agent fees                               0.78%
0.73%        0.66%         0.77%         0.67%
------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                78%
76%          73%           72%           81%

1. Assumes an investment on the business day before the first day of the fiscal period, with all
dividends and distributions reinvested in additional shares on the reinvestment date, and redemption
at the net asset value calculated on the last business day of the fiscal period. Sales charges are
not reflected in the total returns. Total returns are not annualized for periods of less than one
full year.
2. Annualized for periods of less than one full year.
3. Added since August 31, 2001 to reflect expenses before reduction to custodian expenses and voluntary waiver of
transfer agent fees.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

33 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 1. SIGNIFICANT ACCOUNTING POLICIES

 Oppenheimer Main Street Growth & Income Fund (the Fund) is a separate series of
 Oppenheimer Main Street Funds, Inc., an open-end management investment company
 registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high total return. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).

    The Fund offers Class A, Class B, Class C, Class N and Class Y shares.
Class
 A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
 Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical
 rights and voting privileges. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase.

    The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
 SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price
 of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last
 sale price on the prior trading day, if it is within the spread of the closing
 bid and asked prices, and if not, at the closing bid price. Securities
 (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value.
 Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type"
 debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
 FOREIGN CURRENCY TRANSLATION. The accounting records of the Fund are maintained
 in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related
 to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such
 transactions.

    The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

34 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
 JOINT REPURCHASE AGREEMENTS. The Fund, along with other affiliated funds of the
 Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal;
 however, in the event of default by the other party to the agreement, retention
 of the collateral may be subject to legal proceedings.
--------------------------------------------------------------------------------
 ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets
 represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
 FEDERAL TAXES. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.
 Therefore, no federal income tax provision is required, however, during the year ended August 31, 2002, the Fund paid a federal excise tax of $71,455.

 As of August 31, 2002, the Fund had available for federal income tax purposes an unused capital loss carryforward as follows:

                                EXPIRING
                                ------------------------
                                2010        $878,523,150

As of August 31, 2002, the Fund had approximately $829,324,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2011. Additionally, the Fund had approximately
$276,000 of post-October foreign currency losses which were deferred.
--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
CLASSIFICATION OF DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized
gain was recorded by the Fund.

35 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 1. SIGNIFICANT ACCOUNTING POLICIES Continued
    The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended August 31, 2002, amounts have been reclassified to reflect a decrease in additional paid-in capital of $71,455, a decrease in undistributed
 net investment income of $1,270,195, and a decrease in accumulated net realized
 loss on investments of $1,341,650. Net assets of the Fund were unaffected by the reclassifications.

 The tax character of distributions paid during the years ended August 31,
2002
 and August 31, 2001 was as follows:

                                                YEAR ENDED        YEAR ENDED
                                           AUGUST 31, 2002   AUGUST 31, 2001
                ------------------------------------------------------------
                 Distributions paid from:
                 Ordinary income             $  15,915,353   $    25,194,383
                 Long-term capital gain         23,639,216       940,486,713
                 Return of capital                      --                --
                                             -------------------------------
                 Total                       $  39,554,569   $   965,681,096
                                             ===============================

 As of August 31, 2002, the components of distributable earnings on a tax basis
 were as follows:

                 Undistributed net
                 investment income               $    20,383,192
                 Accumulated net realized loss    (1,775,439,571)
                 Net unrealized appreciation         139,421,165
                                                 ---------------
                 Total                           $(1,615,635,214)
                                                 ===============

--------------------------------------------------------------------------------
 INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon
 ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
 SECURITY TRANSACTIONS. Security transactions are recorded on the trade date.
 Realized gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
 OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income
and
 expenses during the reporting period. Actual results could differ from those estimates.

36 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
 2. CAPITAL STOCK

The Fund has authorized 840 million shares of $.01 par value capital stock.
Transactions in shares of capital stock were as follows:

                             YEAR ENDED AUGUST 31, 2002               YEAR
ENDED AUGUST 31, 2001(1)
                             SHARES              AMOUNT
SHARES                AMOUNT
----------------------------------------------------------------------------------------------------
 CLASS A

 Sold                       57,015,786     $ 1,776,402,610
55,877,160    $ 2,020,164,974
 Dividends and/or
 distributions reinvested      761,969          24,779,385
12,142,654        438,957,131
 Redeemed                  (54,472,499)     (1,652,634,451)
(44,357,777)    (1,599,463,447)

---------------------------------------------------------------------------
 Net increase                3,305,256     $   148,547,544
23,662,037    $   859,658,658

===========================================================================

----------------------------------------------------------------------------------------------------
 CLASS B
 Sold                       16,064,824     $   486,429,385
23,528,539    $   847,477,675
 Dividends and/or
 distributions reinvested      241,561           7,655,080
10,405,252        368,555,673
 Redeemed                  (58,925,314)     (1,763,790,147)
(49,466,088)    (1,733,476,696)

---------------------------------------------------------------------------
 Net decrease              (42,618,929)    $(1,269,705,682)
(15,532,297)   $  (517,443,348)

===========================================================================

----------------------------------------------------------------------------------------------------
 CLASS C
 Sold                        5,601,281     $   168,931,421
7,392,877    $   267,612,734
 Dividends and/or
 distributions reinvested       66,833           2,117,929
2,790,677         98,845,701
 Redeemed                  (11,204,768)       (331,485,657)
(10,059,172)      (353,026,708)

---------------------------------------------------------------------------
 Net increase (decrease)    (5,536,654)    $  (160,436,307)
124,382    $    13,431,727

===========================================================================

----------------------------------------------------------------------------------------------------
 CLASS N
 Sold                        1,587,930     $    49,389,515
240,135    $     7,966,494
 Dividends and/or
 distributions reinvested        2,577              83,453
--                 --
 Redeemed                     (260,531)         (7,795,130)
(2,037)           (67,716)

---------------------------------------------------------------------------
 Net increase                1,329,976     $    41,677,838
238,098    $     7,898,778

===========================================================================

----------------------------------------------------------------------------------------------------
 CLASS Y
 Sold                        3,654,159     $   113,685,089
3,547,525    $   131,540,535
 Dividends and/or
 distributions reinvested       36,629           1,194,830
393,067         14,252,627
 Redeemed                   (2,635,983)        (80,677,547)
(2,658,808)       (96,592,979)

---------------------------------------------------------------------------
 Net increase                1,054,805     $    34,202,372
1,281,784    $    49,200,183

===========================================================================

 1. For the year ended August 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to August 31, 2001, for
 Class N shares.

37 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 3. PURCHASES AND SALES OF SECURITIES

 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended August 31, 2002, were
 $10,184,882,477 and $11,160,641,583, respectively.

 As of August 31, 2002, unrealized appreciation (depreciation) based on cost of
 securities for federal income tax purposes of $11,328,850,136 was composed of:

            Gross unrealized appreciation      $ 1,163,393,711
            Gross unrealized depreciation       (1,091,281,823)
                                               ---------------
            Net unrealized appreciation        $    72,111,888
                                               ===============

 The difference between book-basis and tax-basis unrealized appreciation and depreciation, if applicable, is attributable primarily to the tax deferral of losses on wash sales, or return of capital dividends, and the realization for tax purposes of unrealized gain (loss) on certain futures contracts, investments in passive foreign investment companies, and forward foreign currency exchange contracts.
--------------------------------------------------------------------------------
 4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

 MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
 0.65% of the first $200 million of average annual net assets of the Fund,
0.60%
 of the next $150 million, 0.55% of the next $150 million, and 0.45% of average
 annual net assets in excess of $500 million.
--------------------------------------------------------------------------------
 TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund.
The
 Fund pays OFS a $19.75 per account fee.

    Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more.
 The Class Y shares are subject to the minimum fees in the event that the per account fee does not equal or exceed the applicable minimum fees. OFS may voluntarily waive the minimum fees.

    OFS has voluntarily agreed to limit transfer and shareholder servicing agent
 fees up to an annual rate of 0.25% of average net assets of Class Y shares
and
 for all other classes, up to an annual rate of 0.35% of average net assets of each class. This undertaking may be amended or withdrawn at any time.
--------------------------------------------------------------------------------
 DISTRIBUTION AND SERVICE PLAN (12B-1) FEES. Under its General Distributor's
 Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
 Distributor) acts as the Fund's principal underwriter in the continuous public
 offering of the different classes of shares of the Fund.

38 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

 The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

               AGGREGATE        CLASS A   CONCESSIONS    CONCESSIONS
CONCESSIONS     CONCESSIONS
               FRONT-END      FRONT-END    ON CLASS A     ON CLASS B      ON
CLASS C      ON CLASS N
           SALES CHARGES  SALES CHARGES        SHARES         SHARES
SHARES          SHARES
              ON CLASS A    RETAINED BY   ADVANCED BY    ADVANCED BY
ADVANCED BY     ADVANCED BY
 YEAR ENDED       SHARES    DISTRIBUTOR   DISTRIBUTOR(1) DISTRIBUTOR(1)
DISTRIBUTOR(1)  DISTRIBUTOR(1)
-----------------------------------------------------------------------------------------------------

 August 31, 2002 $12,400,169     $3,335,382    $895,178      $15,202,153
$1,380,111     $408,513

 1. The Distributor advances concession payments to dealers for certain sales of
 Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                               CLASS A        CLASS B         CLASS C
CLASS N
                            CONTINGENT     CONTINGENT      CONTINGENT
CONTINGENT
                              DEFERRED       DEFERRED        DEFERRED
DEFERRED
                         SALES CHARGES  SALES CHARGES   SALES CHARGES   SALES
CHARGES
                           RETAINED BY    RETAINED BY     RETAINED BY
RETAINED BY
 YEAR ENDED                DISTRIBUTOR    DISTRIBUTOR     DISTRIBUTOR
DISTRIBUTOR
--------------------------------------------------------------------------------------

 August 31, 2002              $112,149   $12,100,308       $142,468
$6,564

--------------------------------------------------------------------------------
 SERVICE PLAN FOR CLASS A SHARES. The Fund has adopted a Service Plan for
Class
 A Shares. It reimburses the Distributor for a portion of its costs incurred for
 services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of
 Class A shares of the Fund. For the year ended August 31, 2002, payments under
 the Class A Plan totaled $17,613,557, all of which were paid by the
Distributor
 to recipients, and included $903,757 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in
 any fiscal year cannot be recovered in subsequent years.

--------------------------------------------------------------------------------
 DISTRIBUTION AND SERVICE PLANS FOR CLASS B, CLASS C AND CLASS N SHARES. The
 Fund has adopted Distribution and Service Plans for Class B, Class C and
Class
 N shares. Under the plans, the Fund pays the Distributor an annual asset-based
 sales charge of 0.75% per year on Class B shares and on Class C shares and the
 Fund pays the Distributor an annual asset-based sales charge of 0.25% per year
 on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

 Distribution fees paid to the Distributor for the year ended August 31, 2002, were as follows:

DISTRIBUTOR'S

DISTRIBUTOR'S         AGGREGATE
                                                               AGGREGATE
UNREIMBURSED
                                                            UNREIMBURSED
EXPENSES AS %
                         TOTAL PAYMENTS  AMOUNT RETAINED        EXPENSES
OF NET ASSETS
                             UNDER PLAN   BY DISTRIBUTOR      UNDER
PLAN          OF CLASS
--------------------------------------------------------------------------------------------

 Class B Plan              $46,128,366       $35,752,400
$73,751,303          2.10%
 Class C Plan               14,335,613         1,548,143
23,950,792          2.00
 Class N Plan                  140,215           136,964
958,649          2.21

39 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS  Continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 5. FOREIGN CURRENCY CONTRACTS

 A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

    The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
 Assets and Liabilities as a receivable or payable and in the Statement of
 Operations with the change in unrealized appreciation or depreciation.

    The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with
 all other foreign currency gains and losses in the Statement of Operations.

 As of August 31, 2002, the Fund had outstanding foreign currency contracts as follows:

                           EXPIRATION           CONTRACT     VALUATION AS
OF        UNREALIZED      UNREALIZED
 CONTRACT DESCRIPTION            DATE      AMOUNT (000S)     AUGUST 31,
2002      APPRECIATION    DEPRECIATION
---------------------------------------------------------------------------------------------------------------

 Contracts to Sell
 Canadian Dollar [CAD]          9/3/02          5,137CAD        $
3,292,496        $ 1,327          $ 3,611

--------------------------------------------------------------------------------
 6. ILLIQUID SECURITIES

 As of August 31, 2002, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available
 market or if its valuation has not changed for a certain period of time. The
 Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
August
 31, 2002 was $1,258,400, which represents 0.01% of the Fund's net assets.
--------------------------------------------------------------------------------
 7. BANK BORROWINGS

 The Fund may borrow from a bank for temporary or emergency purposes including,
 without limitation, funding of shareholder redemptions provided asset coverage
 for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of
 credit with a bank, which permits borrowings up to $400 million, collectively.
 Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable within 30 days after
 such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of
 0.08% per annum.

     The Fund had no borrowings outstanding during the year ended or at
August
31, 2002.

40 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND:

 We have audited the accompanying statement of assets and liabilities of
 Oppenheimer Main Street Growth & Income Fund, a series of Oppenheimer Main
 Street Funds, Inc., including the statement of investments, as of August 31,
 2002, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the
 Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan
 and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting
 the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2002, by correspondence with the custodian and brokers; where replies were not received
 from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
 Oppenheimer Main Street Growth & Income Fund, a series of Oppenheimer Main
 Street Funds, Inc., as of August 31, 2002, the results of its operations for the year then ended, the changes in its net assets for each of the two years in
 the period then ended, and the financial highlights for the periods indicated,
 in conformity with accounting principles generally accepted in the United
 States of America.

 DELOITTE & TOUCHE LLP

 Denver, Colorado
 September 23, 2002

41 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
FEDERAL INCOME TAX INFORMATION Unaudited
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 In early 2003, shareholders of record will receive information regarding all dividends and distributions paid to them by the Fund during calendar year
2002.
 Regulations of the U.S. Treasury Department require the Fund to report this information to the Internal Revenue Service.

    Dividends and distributions of $0.1188, $0.0531, $0.0531, $0.1764 and
 $0.1720 per share were paid to Class A, Class B, Class C, Class N and Class Y shareholders, respectively, on December 7, 2001, of which $0.0531 was designated as a "capital gain distribution" for federal income tax purposes.
 Whether received in stock or in cash, the capital gain distribution should be treated by shareholders as a gain from the sale of capital assets held for more
 than one year (long-term capital gains).

    Dividends paid by the Fund during the fiscal year ended August 31, 2002 which are not designated as capital gain distributions should be multiplied by
 100% to arrive at the amount eligible for the corporate dividend-received deduction.

    The foregoing information is presented to assist shareholders in reporting distributions received from the Fund to the Internal Revenue Service. Because of the complexity of the federal regulations which may affect your individual tax return and the many variations in state and local tax regulations, we recommend that you consult your tax advisor for specific guidance.

42 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

NAME, ADDRESS,(1) AGE,                             PRINCIPAL OCCUPATION(S)
DURING PAST 5 YEARS / OTHER TRUSTEESHIPS/DIRECTORSHIPS
POSITION(S) HELD WITH FUND                        HELD BY TRUSTEE / NUMBER OF
PORTFOLIOS IN FUND COMPLEX CURRENTLY OVERSEEN
AND LENGTH OF TIME SERVED(2)                      BY DIRECTOR

INDEPENDENT
DIRECTORS

JAMES C. SWAIN,                                   Formerly Chief Executive
Officer (until August 27, 2002) of the Funds, Vice
Chairman and Director (since 1988)                Chairman (until January 2,
2002) of the Manager (OppenheimerFunds, Inc.) and
Age: 68                                           President and a director
(until 1997) of Centennial Asset Management Corporation
                                                  (a wholly-owned investment
advisory subsidiary of the Manager). Oversees 41
                                                  portfolios in the
OppenheimerFunds complex.

WILLIAM L. ARMSTRONG,                             Chairman of the following
private mortgage banking companies: Cherry
Director (since 1999)                             Creek Mortgage Company
(since 1991), Centennial State Mortgage Company
Age: 65                                           (since 1994), The El Paso
Mortgage Company (since 1993), Transland
                                                  Financial Services, Inc.
(since 1997); Chairman of the following
                                                  private companies: Great
Frontier Insurance (insurance agency) (since
                                                  1995) and Ambassador Media
Corporation (since 1984); a director of the
                                                  following public companies:
Storage Technology Corporation (computer
                                                  equipment company) (since
1991), Helmerich & Payne, Inc. (oil and gas
                                                  drilling/production
company) (since 1992), UNUMProvident (insurance
                                                  company) (since 1991).
Formerly Director of International Family
                                                  Entertainment (television
channel) (1992-1997) and Natec Resources,
                                                  Inc. (air pollution control
equipment and services company)
                                                  (1991-1995), Frontier Real
Estate, Inc. (residential real estate
                                                  brokerage) (1994-1999), and
Frontier Title (title insurance agency)
                                                  (1995-June 1999); a U.S.
Senator (January 1979-January 1991). Oversees
                                                  41 portfolios in the
OppenheimerFunds complex.

ROBERT G. AVIS,                                   Formerly Mr. Avis held the
following positions: Director and President
Director (since 1993)                             of A.G. Edwards Capital,
Inc. (General Partner of private equity
Age: 71                                           funds) (until February
2001); Chairman, President and Chief Executive
                                                  Officer of A.G. Edwards
Capital, Inc. (until March 2000); Vice
                                                  Chairman and Director of
A.G. Edwards, Inc. and Vice Chairman of A.G.
                                                  Edwards & Sons, Inc. (its
brokerage company subsidiary) (until March
                                                  1999); Chairman of A.G.
Edwards Trust Company and A.G.E. Asset
                                                  Management (investment
advisor) (until March 1999); and a Director
                                                  (until March 2000) of A.G.
Edwards & Sons and A.G. Edwards Trust
                                                  Company. Oversees 41
portfolios in the OppenheimerFunds complex.

GEORGE C. BOWEN,                                  Formerly (until April 1999)
Mr. Bowen held the following positions:
Director (since 1997)                             Senior Vice President (from
September 1987) and Treasurer (from March
Age: 65                                           1985) of the Manager; Vice
President (from June 1983) and Treasurer
                                                  (since March 1985) of
OppenheimerFunds Distributor, Inc. (a subsidiary
                                                  of the Manager); Senior
Vice President (since February 1992),
                                                  Treasurer (since July 1991)
Assistant Secretary and a director (since
                                                  December 1991) of the
Centennial Asset Management Corporation; Vice
                                                  President (since October
1989) and Treasurer (since April 1986) of
                                                  HarbourView Asset
Management Corporation (an investment advisory
                                                  subsidiary of the Manager);
President, Treasurer and a director (June
                                                  1989- January 1990) of
Centennial Capital Corporation (an investment
                                                  advisory subsidiary of the
Manager); Vice President and Treasurer
                                                  (since August 1978) and
Secretary (since April 1981) of Shareholder
                                                  Services, Inc. (a transfer
agent subsidiary of the Manager); Vice
                                                  President, Treasurer and
Secretary (since November 1989) of
                                                  Shareholder Financial
Services, Inc. (a transfer agent subsidiary of
                                                  the

1.The address of each Director is 6803 S. Tucson Way, Centennial, CO
80112-3924.
2.Each Director serves for an indefinite term, until his or her resignation, retirement, death or removal.

43 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
DIRECTORS AND OFFICERS  Continued
--------------------------------------------------------------------------------

GEORGE C. BOWEN,                                  Manager); Assistant
Treasurer (since March 1998) of Oppenheimer
Continued                                         Acquisition Corp. (the
Manager's parent corporation); Treasurer (since
                                                  November 1989) of
Oppenheimer Partnership Holdings, Inc. (a holding
                                                  company subsidiary of the
Manager); Vice President and Treasurer
                                                  (since July 1996) of
Oppenheimer Real Asset Management, Inc. (an
                                                  investment advisory
subsidiary of the Manager); Chief Executive
                                                  Officer and director (since
March 1996) of MultiSource Services, Inc.
                                                  (a broker-dealer subsidiary
of the Manager); Treasurer (since October
                                                  1997) of OppenheimerFunds
International Ltd. and Oppenheimer
                                                  Millennium Funds plc
(offshore fund management subsidiaries of the
                                                  Manager). Oversees 41
portfolios in the OppenheimerFunds complex.

EDWARD L. CAMERON,                                A member of The Life Guard
of Mount Vernon, George Washington's home
Director (since 1999)                             (since June 2000). Formerly
(March 2001-May 2002) Director of Genetic
Age: 63                                           ID, Inc. and its
subsidiaries (a privately held biotech company); a
                                                  partner with
PricewaterhouseCoopers LLP (from 1974-1999) (an
                                                  accounting firm) and
Chairman (from 1994-1998), Price Waterhouse LLP
                                                  Global Investment
Management Industry Services Group. Oversees 41
                                                  portfolios in the
OppenheimerFunds complex.

JON S. FOSSEL,                                    Chairman and Director
(since 1998) of Rocky Mountain Elk Foundation (a
Director (since 1990)                             not-for-profit foundation);
and a director (since October 1999) of
Age: 60                                           P.R. Pharmaceu- ticals (a
privately held company) and UNUMProvident
                                                  (an insurance company)
(since June 1, 2002). Oversees 41 portfolios in
                                                  the OppenheimerFunds
complex.

SAM FREEDMAN,                                     A trustee or director of
other Oppenheimer funds. Formerly (until
Director (since 1996)                             October 1994) Mr. Freedman
held several positions in subsidiary or
Age: 61                                           affiliated companies of the
Manager. Oversees 41 portfolios in the
                                                  OppenheimerFunds complex.

BEVERLY L. HAMILTON,                              Trustee (since 1996) of
MassMutual Institutional Funds and of MML
Director (since 2002)                             Series Investment Fund
(open-end investment companies); Director of
Age: 55                                           MML Services (since April
1987) and America Funds Emerging Markets
                                                  Growth Fund (since October
1991) (both are investment companies), The
                                                  California Endowment (a
philanthropy organization) (since April 2002),
                                                  and Community Hospital of
Monterey Peninsula, (since February 2002); a
                                                  trustee (since February
2000) of Monterey International Studies (an
                                                  educational organization),
and an advisor to Unilever (Holland)'s
                                                  pension fund and to Credit
Suisse First Boston's Sprout venture
                                                  capital unit. Mrs. Hamilton
also is a member of the investment
                                                  committees of the
Rockefeller Foundation, the University of Michigan
                                                  and Hartford Hospital.
Formerly, Mrs. Hamilton held the following
                                                  position: President
(February 1991-April 2000) ARCO Investment
                                                  Management Company.
Oversees 40 portfolios in the OppenheimerFunds
                                                  complex.

ROBERT J. MALONE,                                 Director (since 2001) of
Jones Knowledge, Inc. (a privately held
Director (since 2002)                             company), U.S. Exploration,
Inc., (since 1997), Colorado UpLIFT (a
Age: 57                                           non-profit organization)
(since 1986) and a trustee of the Gallagher
                                                  Family Foundation (since
2000). Formerly, Mr. Malone held the
                                                  following positions:
Chairman of U.S. Bank (a subsidiary of U.S.
                                                  Bancorp and formerly
Colorado National Bank,) (July 1996-April 1,
                                                  1999) and a director of
Commercial Assets, Inc. (1993-2000). Oversees
                                                  40 portfolios in the
OppenheimerFunds complex.

F. WILLIAM MARSHALL, JR.,                         Trustee (since 1996) of
MassMutual Institutional Funds and of MML
Director (since 2000)                             Series Investment Fund
(open-end investment companies); Trustee and
Age: 60                                           Chairman (since May 1987)
of the investment committee for the
                                                  Worcester Polytech
Institute; President and Treasurer (since January
                                                  1999) of the SIS Fund (a
private not for profit charitable
                                                  organization); Trustee
(since 1995) of the Springfield Library and
                                                  Museum Association; Trustee
(since 1996) of the Community Music

44 OPPENHEIMER MAIN STREET(R) GROWTH & Income Fund

F. WILLIAM MARSHALL, JR.,                         School of Springfield;
member of the investment committee of the
Continued                                         Community Foundation of
Western Massachusetts (since 1998). Formerly
                                                  Chairman (January 1999-July
1999) of SIS & Family Bank, F.S.B.
                                                  (formerly SIS Bank);
President, Chief Executive Officer and Director
                                                  (May 1993-December 1998) of
SIS Bankcorp, Inc. and SIS Bank (formerly
                                                  Springfield Institution for
Savings) and Executive Vice President
                                                  (January 1999-July 1999) of
Peoples Heritage Financial Group, Inc.
                                                  Oversees 41 portfolios in
the OppenheimerFunds complex.

--------------------------------------------------------------------------------------------------------------------------
INTERESTED DIRECTOR AND OFFICER

JOHN V. MURPHY(3),(4)                             Chairman, Chief Executive
Officer and director (since June 2001) and
President and Director,                           President (since September
2000) of the Manager; President and a
Director                                          director or trustee of
other Oppenheimer funds; President and a
(since October 2001)                              director (since July 2001)
of Oppenheimer Acquisition Corp. and of
Age: 53                                           Oppenheimer Partnership
Holdings, Inc.; a director (since November
                                                  2001) of OppenheimerFunds
Distributor, Inc.; Chairman and a director
                                                  (since July 2001) of
Shareholder Services, Inc. and of Shareholder
                                                  Financial Services, Inc.;
President and a director (since July 2001)
                                                  of OppenheimerFunds Legacy
Program (a charitable trust program
                                                  established by the
Manager); a director of the following investment
                                                  advisory subsidiaries of
OppenheimerFunds, Inc.: OFI Institutional
                                                  Asset Management, Inc. and
Centennial Asset Management Corporation
                                                  (since November 2001),
HarbourView Asset Management Corporation and
                                                  OFI Private Investments,
Inc. (since July 2001); President (since
                                                  November 1, 2001) and a
director (since July 2001) of Oppenheimer Real
                                                  Asset Management, Inc.; a
director (since November 2001) of Trinity
                                                  Investment Management Corp.
and Tremont Advisers, Inc. (investment
                                                  advisory affiliates of the
Manager); Executive Vice President (since
                                                  February 1997) of
Massachusetts Mutual Life Insurance Company (the
                                                  Manager's parent company);
a director (since June 1995) of DBL
                                                  Acquisition Corporation;
formerly, Chief Operating Officer (September
                                                  2000-June 2001) of the
Manager; President and trustee (November
                                                  1999-November 2001) of MML
Series Investment Fund and MassMutual
                                                  Institutional Funds
(open-end investment companies); a director
                                                  (September 1999-August
2000) of C.M. Life Insurance Company;
                                                  President, Chief Executive
Officer and director (September 1999-August
                                                  2000) of MML Bay State Life
Insurance Company; a director (June
                                                  1989-June 1998) of Emerald
Isle Bancorp and Hibernia Savings Bank (a
                                                  wholly-owned subsidiary of
Emerald Isle Bancorp). Oversees 69
                                                  portfolios in the
OppenheimerFunds complex.

--------------------------------------------------------------------------------------------------------------------------
OFFICERS(5),(6)

CHARLES ALBERS,                                   Senior Vice President
(since April 1998) of the Manager; a Certified
Vice President (since 1998)                       Financial Analyst; an
officer of 6 portfolios in the OppenheimerFunds
Age: 61                                           complex; formerly a Vice
President and portfolio manager for Guardian
                                                  Investor Services, the
investment management subsidiary of The
                                                  Guardian Life Insurance
Company (1972- April 1998).

3. The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
4. Mr. Murphy serves for an indefinite term, until his resignation, death or removal.
5. The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Messrs. Masterson, Vottiero and Wixted and Ms.
Ives, whose address is 6803 S. Tucson Way, Centennial, CO 80112-3924.
6. Each Officer serves for an annual term or until his or her resignation, death or removal.

45 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
DIRECTORS AND OFFICERS  Continued
--------------------------------------------------------------------------------

NIKOLAOS D. MONOYIOS,                             Vice President of the
Manager (since April 1998); an officer of 4
Vice President (since 1998)                       portfolios in the
OppenheimerFunds complex; a Certified Financial
Age: 53                                           Analyst; formerly a Vice
President and portfolio manager for Guardian
                                                  Investor Services, the
investment management subsidiary of The
                                                  Guardian Life Insurance
Company (1979- March 1998).

BRIAN W. WIXTED,                                  Senior Vice President and
Treasurer (since March 1999) of the Manager;
Treasurer, Principal Financial                    Treasurer (since March
1999) of HarbourView Asset Management
and Accounting Officer                            Corporation, Shareholder
Services, Inc., Oppenheimer Real Asset
(since April 1999)                                Management Corporation,
Shareholder Financial Services, Inc.,
Age: 42                                           Oppenheimer Partnership
Holdings, Inc., OFI Private Investments, Inc.
                                                  (since March 2000),
OppenheimerFunds International Ltd. and
                                                  Oppenheimer Millennium
Funds plc (since May 2000) and OFI
                                                  Institutional Asset
Management, Inc. (since November 2000); Treasurer
                                                  and Chief Financial Officer
(since May 2000) of Oppenheimer Trust
                                                  Company (a trust company
subsidiary of the Manager); Assistant
                                                  Treasurer (since March
1999) of Oppenheimer Acquisition Corp. and
                                                  OppenheimerFunds Legacy
Program (since April 2000); formerly Principal
                                                  and Chief Operating Officer
(March 1995-March 1999), Bankers Trust
                                                  Company--Mutual Fund
Services Division. An officer of 85 portfolios in
                                                  the OppenheimerFunds
complex.

PHILIP F. VOTTIERO,                               Vice President/Fund
Accounting of the Manager (since March 2002);
Assistant Treasurer                               formerly Vice
President/Corporate Accounting of the Manager (July
(since August 2002)                               1999-March 2002) prior to
which he was Chief Financial Officer at
Age: 39                                           Sovlink Corporation (April
1996-June 1999). An officer of 72
                                                  portfolios in the
OppenheimerFunds complex.

ROBERT G. ZACK,                                   General Counsel (since
November 2001) of the Manager; Senior Vice
Vice President & Secretary                        President (since May 1985)
and General Counsel (since February 2002)
(since November 2001)                             of OppenheimerFunds, Inc.;
General Counsel and a director (since
Age: 54                                           November 2001) of
OppenheimerFunds Distributor, Inc.; Senior Vice
                                                  President and General
Counsel (since November 2001) of HarbourView
                                                  Asset Management
Corporation; Vice President and a director (since
                                                  November 2000) of
Oppenheimer Partnership Holdings, Inc.; Senior Vice
                                                  President, General Counsel
and a director (since November 2001) of
                                                  Shareholder Services, Inc.,
Shareholder Financial Services, Inc., OFI
                                                  Private Investments, Inc.,
Oppenheimer Trust Company and OFI
                                                  Institutional Asset
Management, Inc.; a director (since November 2001)
                                                  of Oppenheimer Real Asset
Management, Inc.; Assistant Secretary and a
                                                  director (since November
2001) of OppenheimerFunds International Ltd.;
                                                  Vice President (since
November 2001) of OppenheimerFunds Legacy
                                                  Program; Secretary (since
November 2001) of Oppenheimer Acquisition
                                                  Corp.; formerly Acting
General Counsel (November 2001-February 2002)
                                                  and Associate General
Counsel (May 1981-October 2001) of the Manager;
                                                  Assistant Secretary of
Shareholder Services, Inc. (May 1985-November
                                                  2001), Shareholder
Financial Services, Inc. (November 1989-November
                                                  2001); OppenheimerFunds
International Ltd. and Oppenheimer Millennium
                                                  Funds plc (October
1997-November 2001). An officer of 85 portfolios in
                                                  the OppenheimerFunds
complex.

PHILIP T. MASTERSON,                              Vice President and
Assistant Counsel of the Manager (since July 1998);
Assistant Secretary                               formerly, an associate with
Davis, Graham, & Stubbs LLP (January
(since August 2002)                               1997-June 1998). An officer
of 72 portfolios in the OppenheimerFunds
Age: 38                                           complex.

DENIS R. MOLLEUR,                                 Vice President and Senior
Counsel of the Manager (since July 1999); formerly a
Assistant Secretary                               Vice President and
Associate Counsel of the Manager (September 1995-July 1999).
(since November 2001)                             An officer of 82 portfolios
in the OppenheimerFunds complex.
Age: 44

46 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

KATHERINE P. FELD,                                Vice President and Senior
Counsel (since July 1999) of the Manager;
Assistant Secretary                               Vice President (since June
1990) of OppenheimerFunds Distributor,
(since November 2001)                             Inc.; Director, Vice
President and Secretary (since June 1999) of
Age: 44                                           Centennial Asset Management
Corporation; Vice President (since 1997)
                                                  of Oppenheimer Real Asset
Management, Inc.; formerly Vice President
                                                  and Associate Counsel of
the Manager (June 1990-July 1999). An officer
                                                  of 85 portfolios in the
OppenheimerFunds complex.

KATHLEEN T. IVES,                                 Vice President and
Assistant Counsel (since June 1998) of the Manager;
Assistant Secretary                               Vice President (since 1999)
of OppenheimerFunds Distributor, Inc.;
(since November 2001)                             Vice President and
Assistant Secretary (since 1999) of Shareholder
Age: 36                                           Services, Inc.; Assistant
Secretary (since December 2001) of
                                                  OppenheimerFunds Legacy
Program and Shareholder Financial Services,
                                                  Inc.; formerly Assistant
Vice President and Assistant Counsel of the
                                                  Manager (August 1997-June
1998); Assistant Counsel of the Manager
                                                  (August 1994-August 1997).
An officer of 85 portfolios in the
                                                  OppenheimerFunds complex.

THE FUND'S STATEMENT OF ADDITIONAL INFORMATION CONTAINS ADDITIONAL INFORMATION
ABOUT THE FUND'S DIRECTORS AND IS AVAILABLE WITHOUT CHARGE UPON REQUEST.

--------------------------------------------------------------------------------
MANAGEMENT AND OTHER AFFILIATES
--------------------------------------------------------------------------------

 A SERIES OF OPPENHEIMER MAIN STREET FUNDS, INC.
--------------------------------------------------------------------------------
 INVESTMENT ADVISOR        OppenheimerFunds, Inc.

--------------------------------------------------------------------------------
 DISTRIBUTOR               OppenheimerFunds Distributor, Inc.

--------------------------------------------------------------------------------

 TRANSFER AND SHAREHOLDER  OppenheimerFunds Services
 SERVICING AGENT

--------------------------------------------------------------------------------
 INDEPENDENT AUDITORS      Deloitte & Touche LLP

--------------------------------------------------------------------------------
 LEGAL COUNSEL TO          Myer, Swanson, Adams & Wolf, P.C.
 THE FUND

--------------------------------------------------------------------------------
 LEGAL COUNSEL TO THE      Mayer Brown Rowe & Maw
 INDEPENDENT DIRECTORS

                           OPPENHEIMER FUNDS ARE DISTRIBUTED BY
OPPENHEIMERFUNDS
                           DISTRIBUTOR, INC., 498 SEVENTH AVENUE, NEW YORK, NY
                           10018.

(COPYRIGHT)Copyright 2002 OppenheimerFunds, Inc.  All rights reserved.

47 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
PRIVACY POLICY NOTICE
--------------------------------------------------------------------------------

AS AN OPPENHEIMER FUND SHAREHOLDER, YOU ARE ENTITLED TO KNOW HOW WE PROTECT
YOUR
PERSONAL INFORMATION AND HOW WE LIMIT ITS DISCLOSURE.

INFORMATION SOURCES

We obtain nonpublic personal information about our shareholders from the following sources:

o  Applications or other forms

o  When you create a user ID and password for online account access

o  When you enroll in eDocs Direct

o  Your transactions with us, our affiliates or others

o  A software program on our website, often referred to as a "cookie," which indicates which parts of our site you've visited

If you visit www.oppenheimerfunds.com and do not log on to the secure account information areas, we do not obtain any personal information about you. When you
do log on to a secure area, we do obtain your user ID and password to identify you. We also use this information to provide you with products and services you
have requested, to inform you about products and services that you may be interested in and to assist you in other ways.

PROTECTION OF INFORMATION

We do not disclose any nonpublic personal information (such as names on a customer list) about current or former customers to anyone, except as permitted
by law.

DISCLOSURE OF INFORMATION

We send your financial advisor (as designated by you) copies of confirmations, account statements and other documents reporting activity in your fund accounts.
We may also use details about you and your investments to help us, our financial
service affiliates or firms that jointly market their financial products and services with ours, to better serve your investment needs or suggest financial services or educational material that may be of interest to you.

RIGHT OF REFUSAL

We will not disclose your personal information to unaffiliated third parties
(except as permitted by law), unless we first offer you a reasonable opportunity
to refuse or "opt out" of such disclosure.

SECURITY

In the coming months, an Internet browser that supports 128-bit encryption will
be required to view the secure pages of www.oppenheimerfunds.com. These areas include:

o  Account access

o  Create a user ID and profile

o  User profile

o  eDocs Direct, our electronic document delivery service

48 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

To find out if your Internet browser supports 128-bit encryption, or for instructions on how to upgrade your browser, visit the HELP section of
www.oppenheimerfunds.com.

EMAILS AND ENCRYPTION

As a security measure, we do not include personal or account information in nonsecure emails, and we advise you not to send such information to us in nonsecure emails. Instead, you may take advantage of the secure features of our
website to encrypt your email correspondence. To do this, you will need to use an Internet browser that supports 128-bit encryption. If you are not sure if your Internet browser supports 128-bit encryption, or need instructions on how to upgrade your browser, visit the HELP section of www.oppenheimerfunds.com for
assistance.

o    All transactions, including redemptions, exchanges and purchases are secured by Secure Socket Layers (SSL) and encryption. SSL is used to establish a secure connection between your PC and OppenheimerFunds'
server.
     It transmits information in an encrypted and scrambled format.

o    Encryption is achieved through an electronic scrambling technology that uses a "key" to code and then decode the data. Encryption acts like the cable converter box you may have on your television set. It scrambles data
     with secret code so that no one can make sense of it while it is being transmitted. When the data reaches its destination, the same software unscrambles the data.

o    You can exit the secure area by either closing your browser, or for added security, you can use the LOG OUT OF ACCOUNT AREA button before you close your browser.

OTHER SECURITY MEASURES

We maintain physical, electronic and procedural safeguards to protect your personal account information. Our employees and agents have access to that information only so that they may offer you products or provide services to you,
for example, when responding to your account questions.

HOW YOU CAN HELP

You can also do your part to keep your account information private, and to prevent unauthorized transactions. If you obtain a user ID and password for your
account, do not allow it to be used by anyone else. Also, take special precautions when accessing your account on a computer used by others.

--------------------------------------------------------------------------------
This joint notice describes the privacy policies of Oppenheimer funds,
OppenheimerFunds Distributor, Inc., the trustee of OppenheimerFunds Individual
Retirement Accounts (IRAs) and the custodian of the OppenheimerFunds 403(b)(7)
tax-sheltered custodial accounts. It applies to all Oppenheimer fund accounts you presently have, or may open in the future, using your Social Security number--whether or not you remain a shareholder of our funds. If you have any questions about these privacy policies, write to us at P.O. Box 5270, Denver,
CO
80217-5270, email us by clicking on the CONTACT US section of our website at
WWW.OPPENHEIMERFUNDS.COM or call us at 1.800.CALL OPP (1.800.225.5677).

49 OPPENHEIMER MAIN STREET(R) GROWTH & INCOME FUND

--------------------------------------------------------------------------------
INFORMATION AND SERVICES
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
EDOCSDIRECT ART

GET THIS REPORT ONLINE!

You can quickly view, download and print this report at your convenience. It's
EASY, FAST, CONVENIENT, and FREE! With OppenheimerFunds EDOCS DIRECT, you'll
receive email notification when shareholder reports, prospectuses or prospectus
supplements for your fund(s) become available online, instead of receiving them
through the mail. You'll cut down on paper mail and help reduce fund expenses!!

Sign up for EDOCS DIRECT today at WWW.OPPENHEIMERFUNDS.COM

--------------------------------------------------------------------------------
INTERNET

24-hr access to account information and transactions(1)
WWW.OPPENHEIMERFUNDS.COM
--------------------------------------------------------------------------------
PHONELINK(1) and GENERAL INFORMATION 24-hr automated information and automated transactions Representatives also available Mon-Fri 8am-9pm ET
Sat (January-April) 10am-4pm ET
1.800.CALL OPP (1.800.225.5677)
--------------------------------------------------------------------------------
WRITTEN CORRESPONDENCE AND TRANSACTION REQUESTS
OppenheimerFunds Services
P.O. Box 5270, Denver, CO 80217-5270

FOR OVERNIGHT DELIVERY
OppenheimerFunds Services
10200 East Girard Avenue, Building D
Denver, CO 80231
--------------------------------------------------------------------------------
TICKER SYMBOLS

Class A: MSIGX  Class B: OMSBX  Class C: MIGCX  Class N: OMGNX  Class Y: MIGYX
--------------------------------------------------------------------------------

1. At times the website or PhoneLink may be inaccessible or their transaction features may be unavailable.

[GRAPHIC OMITTED]
OPPENHEIMER LOGO ART
                                                        OPPENHEIMERFUNDS(R)
                                                          DISTRIBUTOR, INC.

RA0700.001.0802   October 30, 2002